As filed with the Securities and Exchange Commission on ______, 2005

                                                Commission File No. 333-109516

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A


                                 Amendment No. 2


                          Registration Statement Under
                           THE SECURITIES ACT OF 1933


                       WHISPERING OAKS INTERNATIONAL, INC.
               (Exact name of registrant as specified in charter)

            Texas                         2831                   75-2742601
          ---------                     -------                  ----------
(State or other jurisdiction   (Primary Standard Classi-       (IRS Employer
       of incorporation)          fication Code Number)         I.D. Number)

                           7080 River Road, Suite 215
                       Richmond, British Columbia, V6X 1X5
                                 (866) 884-8669
                           -------------------------
         (Address and telephone number of principal executive offices)

                           7080 River Road, Suite 215
                       Richmond, British Columbia, V6X 1X5
                    ----------------------------------------
(Address of principal place of business or intended principal place of business)

                             Dr. Ricardo Moro-Vidal
                           7080 River Road, Suite 215
                       Richmond, British Columbia, V6X 1X5
                                 (866) 884-8669
                      ------------------------------------
           (Name, address and telephone number of agent for service)

        Copies    of all communications, including all communications sent
                        to the agent for service, should be sent to:

                              William T. Hart, Esq.
                               Hart & Trinen, LLP
                             1624 Washington Street
                             Denver, Colorado 80203
                                  303-839-0061

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X].

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

Title of each                        Proposed      Proposed
 Class of                            Maximum       Maximum
Securities            Securities     Offering      Aggregate      Amount of
   to be                  to be      Price Per     Offering      Registration
Registered            Registered      Share (1)      Price            Fee
----------            ----------     -----------   ---------     ------------

Common stock (2)    7,000,000          $2.50     $17,500,000        $1,610
------------------------------------------------------------------------------
Common Stock (3)    2,452,010          $2.50      $6,130,025           564

Total                                                               $2,174
------------------------------------------------------------------------------

(1)  Offering price computed in accordance with Rule 457 (c).
(2) Shares of common stock offered by registrant.
(3) Shares of common stock offered by selling shareholders

      Pursuant to Rule 416, this Registration Statement includes such indeterminate number of additional securities as may be required for issuance upon the exercise of the options or warrants as a result of any stock dividends, stock splits or similar transactions.

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
                       WHISPERING OAKS INTERNATIONAL, INC.
                                      d/b/a
                                 BIOCUREX, INC.

                                  Common Stock

      By means of this prospectus:

     o Biocurex is offering to sell up to 4,000,000 shares of common stock at a price of $2.50 per share.

     o Biocurex is offering up to 3,000,000 shares of common stock, at a price of $2.50 per share, as payment to persons who may provide future consulting services to Biocurex.

     o A number of the shareholders of Biocurex are offering to sell up to 2,452,010 shares of common stock. The shares to be sold by the selling shareholders may be sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions.

      The shares offered by Biocurex will be sold directly by Biocurex. Biocurex will not pay any commissions or other form of remuneration in connection with the sale of these shares.

      The offering by Biocurex is being conducted on a "best efforts" basis. There is no minimum number of shares required to be sold by Biocurex. All proceeds from the sale of the 4,000,000 shares will be delivered directly to Biocurex and will not be deposited in any escrow account. Biocurex plans to end the offering on __________. However, Biocurex may, at its discretion, end the offering sooner or extend the offering until _________.

      Biocurex will not receive any proceeds from the sale of the common stock by the selling stockholders. Biocurex will pay for the expenses of this offering.


      The common stock of Biocurex is traded in the pink sheets under the symbol "BOCX". On October 31, 2005 the closing price of Biocurex's common stock was $0.87.


      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

      THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. FOR A DESCRIPTION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS" BEGINNING ON PAGE __ OF THIS PROSPECTUS.

                 The date of this prospectus is __________, 2005

                               PROSPECTUS SUMMARY


      Whispering Oaks International, Inc., which conducts business under the name "Biocurex", is a development-state company which owns proprietary technology relating to the RECAF(TM) marker, which can be used in blood and tissue tests to determine if a patient has cancer. These tests can also be used on a regular basis for the early detection of recurring cancer, thereby allowing a more effective treatment of cancer patients. The RECAF(TM) marker has been found in all tissues studied, including breast, lung, stomach and prostate.


Using its technology Biocurex:

     o has developed a cancer detection kit for tissues (Histo-RECAF(TM)) which stains cancer cells thereby allowing a pathologist to easily see the cancer cells with the use of a microscope;

     o has developed the Cryo-RECAF(TM) diagnostic kit which can be used by pathologists as an aid in determining whether cancer cells are benign or malignant during surgery; and

     o is working on the development of a screening assay which can detect multiple cancers from a blood (serum) sample.


      The FDA, in its device listing database, shows the Histo-RECAF(TM) kit as a Class I medical device. As a Class I medical device the Histo-RECAF(TM) kits may be sold in the United States as a staining test which can be used as an adjunct to standard light microscopy staining methods to aid in the identification of cancer in breast and axillary node tissues. Biocurex has not applied to any regulatory authority for permission to sell the Cryo-RECAF(TM) kit on a commercial basis.

      Due to the costs involved in manufacturing and marketing, Biocurex plans to license the Histo-RECAF(TM) and Cryo-RECAF(TM) kits to third parties. As of the date of this prospectus Biocurex had not sold any Histo-RECAF(TM) or Cryo-RECAF(TM) test kits and had not licensed the technology pertaining to these test kits to any third parties.

      In late March 2005 Biocurex signed an agreement with Abbott Laboratories. Under terms of the licensing agreement, Abbott obtained worldwide, semi-exclusive rights to commercialize products using Biocurex's serum RECAF assay technology. The agreement with Abbott is semi-exclusive and Biocurex plans to license its cancer diagnostic technology to other pharmaceutical companies.


      The offices of Biocurex are located at 7080 River Road, Suite 215, Richmond, British Columbia, V6X 1X5. The telephone number of Biocurex is (866) 884-8669 and its fax number is (604) 207-9165.

      Biocurex's website address is www.biocurex.com.

The Offering

      By means of this prospectus:

     o Biocurex is offering for sale 4,000,000 shares of common stock at a price of $2.50 per share.

     o Biocurex is offering up to 3,000,000 shares of common stock, at a price of $2.50 per share, as payment to persons who may provide future consulting services to Biocurex.

     o A number of Biocurex shareholders are offering to sell up to 2,452,010 shares of common stock. The owners of these shares are referred to as the selling shareholders in this prospectus.


      Pacific BioSciences Research Centre, which is owned by Dr. Ricardo Moro, Biocurex's President, conducts substantially all research relating to the technology under development by Biocurex. Biocurex will use approximately 75% of the amount raised from the sale of the shares it is offering to pay Pacific BioSciences Research Centre to continue the research and development of its serum based screening assay and for other research projects.


      Biocurex will not receive any proceeds from the sale of the shares by the selling shareholders.


      As of September 30, 2005 Biocurex had 36,204,437 outstanding shares of common stock.


      The purchase of the securities offered by this prospectus involves a high degree of risk. Risk factors include the lack of revenues and history of loss, and the need for additional capital. See the "Risk Factors" section of this prospectus for additional Risk Factors.

                                  RISK FACTORS

      The securities being offered hereby are highly speculative and prospective investors should consider, among others, the following factors related to the business, operations and financial position of Biocurex. If any of the risks discussed below materialize, Biocurex's common stock could decline in value or become worthless.

RISKS RELATED TO BIOCUREX


Since Biocurex has limited operations, a history of losses and may never be profitable, the shares offered by this prospectus may never have any value. Biocurex has never earned a profit. As of June 30, 2005 Biocurex's accumulated deficit was approximately $(7,293,200). Biocurex expects to incur additional losses for an indefinite period. As of the date of this prospectus, Biocurex was not receiving any revenues from the sale of its Histo-RECAF kit or any other products which it was developing. No assurance can be given that Biocurex's products can be manufactured and marketed successfully, or that Biocurex will ever earn a profit.

If Biocurex is unable to raise additional capital, Biocurex may be unable to continue operating. The offering by Biocurex of 4,000,000 shares is being conducted on a "best efforts" basis. There is no minimum number of shares required to be sold in this offering. If only a small number of shares are sold (and absent funding from any other source), the amount received from investors may not provide any significant benefit to Biocurex and Biocurex will need additional funding to remain in operation. Even if all shares offered are sold, Biocurex may need to obtain additional capital in order to finance its operations. To raise additional capital Biocurex will most likely sell shares of its common stock or securities convertible into common stock. The issuance of additional shares will have a dilutive impact on other stockholders and could have a negative effect on the market price of Biocurex's common stock.


      By means of this prospectus a number of Biocurex shareholders are offering to sell shares of Biocurex's common stock. Biocurex will not receive any proceeds from the sale of the shares offered by the selling shareholders. If the trading price of Biocurex's common stock is less than the price of Biocurex's shares which are offered by this prospectus, investors will be more likely to purchase shares from the selling shareholders or from the market than from Biocurex, in which case Biocurex will not raise any capital from this offering.


      Clinical and other studies necessary to obtain approval of Biocurex's products can be time consuming and costly, especially in the United States, but also in foreign countries. The different steps necessary to obtain regulatory approval, especially that of the Food and Drug Administration, involve significant costs. In addition, Biocurex's estimates of the costs associated with its proposed research, development and marketing activities may be substantially lower than the actual costs of these activities. Biocurex will need additional capital in order to fund the costs of future studies, related research, and general and administrative expenses. Biocurex may be forced to delay or postpone research, development and marketing expenditures if Biocurex is unable to secure adequate sources of funds. Biocurex may not be able to obtain any additional funding which it may require. As of the date of this prospectus Biocurex did not have any agreements or commitments from any source to provide additional capital.


      In their audit report on the December 31, 2004 financial statements, Biocurex's auditors expressed substantial doubt as to the Company's ability to remain in operation.


Any failure to obtain or any delay in obtaining required regulatory approvals may adversely affect the ability of Biocurex to successfully license its products or any products it may develop.


      The FDA, in its device listing database, shows the Histo-RECAF(TM) kit as a Class I medical device. As a Class I medical device the Histo-RECAF(TM) kits may be sold in the United States as a staining test which can be used as an adjunct to standard light microscopy staining methods to aid in the identification of cancer in breast and axillary node tissues. Biocurex has not applied to any regulatory authority for permission to sell the Cryo-RECAF(TM) kit on a commercial basis.

      The testing, manufacturing, and/or marketing of Biocurex's cancer detection kits will be subject to regulation by numerous governmental authorities in the United States and in other countries, including, but not limited to, the FDA. Among other requirements, FDA approval of the processes and facilities used to manufacture its cancer detection kits will be required before any of these kits may be marketed in the United States. The process required by European regulatory authorities before Biocurex's cancer detection kits can be marketed in Europe are similar to those in the United States. As with the FDA review process, there are numerous risks associated with the review of medical devices by foreign regulatory agencies. Additional data may be requested by foreign regulatory agencies to demonstrate the clinical safety and efficacy of a product, or to confirm the comparable performance of materials produced by a changed manufacturing process or at a changed manufacturing site


      Biocurex's research and development efforts have lately focused on the development of a screening assay which can detect multiple cancers from a blood (serum) sample. Biocurex's serum-based screening assay has not been approved by the FDA. Although the FDA approval is only required for the United States market, Biocurex believes FDA approval will add credibility when negotiating with overseas distributors. In order to obtain FDA approval of a product it must be demonstrated to the satisfaction of the FDA that the product is safe and effective for its intended uses and that the product can be manufactured with procedures that conform to the FDA's regulations, which must be followed at all times. The process of obtaining FDA approvals can be costly, time consuming, and subject to unanticipated delay. Approvals may not be granted for any product developed by Biocurex.

      In addition to delays in review and approval of Biocurex's serum-based screening assay (assuming this product can be successfully developed), delays or rejection may also be encountered based upon changes in applicable law or regulatory policy during the period of regulatory review. Any failure to obtain, or any delay in obtaining FDA approvals would adversely affect the ability of Biocurex to license its serum-based screening assay. Moreover, even if FDA approval is granted, such approval may include significant limitations on indicated uses for which the product could be marketed.

      Both before and after approval is obtained, a product and its manufacturer are subject to comprehensive regulatory oversight. Violations of regulatory requirements at any stage, may result in adverse consequences, including the FDA's delay in approving or refusal to approve a product, withdrawal of an approved product from the market, and/or the imposition of criminal penalties against the manufacturer. In addition, later discovery of previously unknown problems relating to a marketed product may result in restrictions on such product or manufacturer including withdrawal of the product from the market.

Biocurex may not achieve or maintain a competitive position in its industry and future technological developments may result in Biocurex's proprietary technologies becoming uneconomical or obsolete. The field in which Biocurex is involved is undergoing rapid and significant technological change. The successful marketing of Biocurex's cancer detection kit will depend on its ability to be in the technological forefront of this field. There can be no assurance that Biocurex will achieve or maintain such a competitive position or that other technological developments will not cause Biocurex's proprietary technologies to become uneconomical or obsolete.

Biocurex's patent might not protect its technology from competitors. Certain aspects of Biocurex's technologies are covered by a U.S. patent and a number of foreign patents. In addition, Biocurex has a number of patent applications pending in foreign countries. There is no assurance that the applications still pending or which may be filed in the future will result in the issuance of any patents. Furthermore, there is no assurance as to the breadth and degree of protection any issued patents might afford Biocurex. Disputes may arise between Biocurex and others as to the scope, validity and ownership rights of these or other patents. Any defense of the patents could prove costly and time consuming and there can be no assurance that Biocurex will be in a position, or will deem it advisable, to carry on such a defense. Other private and public concerns may have filed applications for, or may have been issued, patents and are expected to obtain additional patents and other proprietary rights to technology potentially useful or necessary to Biocurex. The scope and validity of any of these patents, if any, are presently unknown.

Biocurex is dependent for its success on the continued availability of its officers and the loss of management and scientific personnel could adversely affect Biocurex. Biocurex does not have any employment agreements with any of its officers. Accordingly, any of these officers, all of whom have medical backgrounds, may resign at any time.


Biocurex is dependent on the continued availability of research and development services provided by Pacific BioSciences Research Centre and the loss of these services could adversely affect Biocurex. Pacific BioSciences Research Centre conducts substantially all research relating to the technology under development by Biocurex. Pacific BioSciences Research Centre is owned 100% by Dr. Ricardo Moro-Vidal, officer an officer and director of Biocurex. If Pacific BioSciences Research Centre discontinues these services, Biocurex may be unable to find another firm with the same expertise in the technology under development by Biocurex, in which case the ability of Biocurex to develop its technology would be impaired.

Future transactions between Biocurex and its officers and directors may not be on terms as favorable as Biocurex could obtain in similar transactions with persons who do not have any relationship with Biocurex. As explained in the section of this prospectus entitled "Management", Biocurex has in the past issued shares of its common stock, as well as options and warrants to its officers and directors. Pacific BioSciences Research Centre, which is owned by Dr. Ricardo Moro, conducts the research relating to the technology under development by Biocurex. For performing additional research, Pacific BioSciences will be paid approximately 75% of the amount raised in this offering from the sale of the shares offered by Biocurex.

      In addition, the directors of Biocurex approve their own compensation since decisions regarding compensation to be paid to the officers and directors of Biocurex are made by the directors by resolutions adopted by unanimous written consent. Biocurex does not have any policy which limits the amount of compensation paid to its officers.

      The terms relating to the issuance of the shares, options and warrants, the amounts paid to Pacific Biosciences, and the compensation paid to Biocurex's officers were determined by the officers and directors who control Biocurex and who may have benefited if the terms of these transactions were not as favorable as those which Biocurex could have obtained from unrelated third parties.

      To the extent that Biocurex has future transactions with its officers or directors, it is possible that the terms of any future transactions may be more favorable to the officers or directors than Biocurex.

RISKS RELATED TO THIS OFFERING


Biocurex may sell shares of its common stock in the future and these sales may dilute the interests of other security holders and depress the price of Biocurex's common stock. As of September 30, 2005, Biocurex had 36,240,437 outstanding shares of common stock. As of September 30, 2005, there were outstanding options, warrants and convertible notes which would allow the holders of these securities to purchase 11,629,557 additional shares of Biocurex's common stock. Biocurex may also issue additional shares for various reasons and may grant additional stock options to its employees, officers, directors and third parties. See "Comparative Share Data".


      The issuance or even the potential issuance of shares upon exercise of the options or warrants will have a dilutive impact on other stockholders and could have a negative effect on the market price of Biocurex's common stock.


There is, at present, only a limited market for Biocurex's common stock and there is no assurance that this market will continue. Biocurex's common stock trades on the "Pink Sheets". Trading activity in securities which trade on the Pink Sheets is often more sporadic and less liquid than trading activity in securities which trade on the OTC Bulletin Board or the NASDAQ since many investors and brokers will not purchase securities which trade on the Pink Sheets. The market price of Biocurex's common stock has experienced wide fluctuations in the past and could experience wide fluctuations in the future.

      There is, at present, only a limited market for Biocurex's common stock and there is no assurance that this market will continue.


      Trades of Biocurex's common stock are subject to Rule 15g-9 of the Securities and Exchange Commission, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The Securities and Exchange Commission also has rules that regulate broker/dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. These disclosure requirements have the effect of reducing the level of trading activity in the secondary market for Biocurex's common stock. As a result of the foregoing, investors may find it difficult to sell their shares.

The offering of shares by Biocurex will be made at the same time that shares of common stock are being offered for sale by the selling shareholders. The sale of these shares by the selling shareholders may make it more difficult for Biocurex to sell its shares at the same time, since, the selling shareholders will be free to sell their shares at a price below the price at which Biocurex is selling its shares.

                           FORWARD LOOKING STATEMENTS

      This prospectus contains various forward-looking statements that are based on beliefs as well as assumptions made by and information currently available to Biocurex. When used in this prospectus, the words "believe", "expect", "anticipate", "estimate" and similar expressions are intended to identify forward-looking statements. These statements may include statements regarding seeking business opportunities, payment of operating expenses, and the like, and are subject to certain risks, uncertainties and assumptions which could cause actual results to differ materially from projections or estimates. Factors which could cause actual results to differ materially are discussed at length under the heading "Risk Factors". Should one or more of the enumerated risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Investors should not place undue reliance on forward-looking statements, all of which speak only as of the date made.

                                 USE OF PROCEEDS


      By means of this prospectus, Biocurex is offering to sell up to 4,000,000 shares of common stock at a price of $2.50 per share. The offering of the 4,000,000 shares of Biocurex is being conducted on a "best efforts" basis. There is no minimum number of shares required to be sold and all proceeds from the sale of the shares will be delivered directly to Biocurex. The proceeds from the sale of these shares will be allocated as follows:


            Research and development            75%
            General and administrative          25%


      Amounts allocated to research and development will be paid to Pacific Biosciences Research Centre, a company controlled by Dr. Ricardo Moro, an officer and director of Biocurex, for research involving its Histo-Recaf kits and its serum screening assay, and for research in therapeutics and imagery using its Recaf technology. Biocurex estimates that these research projects will cost approximately $925,000.

      Most of the amounts allocated to general and administrative will also be paid to Pacific Biosciences for the actual cost of administrative and accounting services provided by employees of Pacific BioSciences.

      None of the proceeds from this offering will be used to pay any outstanding loans made to Biocurex from any of its officers, directors or their affiliates.

      Projected expenditures are only estimates or approximations and do not represent a firm commitment by Biocurex.

                            MARKET FOR COMMON STOCK.

      Prior to April 15, 2004 Biocurex's common stock was traded on the OTC Bulletin Board. On April 8, 2004 the Securities and Exchange Commission announced the temporary suspension of trading in Biocurex's common stock. The trading suspension ended at 11:59 p.m. on April 22, 2004. The SEC temporarily suspended trading in Biocurex's common stock because of questions by the SEC regarding the accuracy of assertions by Biocurex and others in press releases and e-mails sent to investors. Biocurex believes that it has answered the SEC's questions concerning information which has been publicly released by Biocurex. Subsequent to April 22, 2004 Biocurex's common stock has traded in over-the-counter market which is sometimes referred to as the "pink sheets".

      Shown below is the range of high and low quotations for Biocurex's common stock for the periods indicated as reported by the National Association of Securities Dealers, Inc. The market quotations reflect inter-dealer prices, without retail mark-up, markdown or commissions and may not necessarily represent actual transactions.

         Quarter Ending                High             Low

           3/31/03                    $0.53            $0.05
           6/30/03                    $0.26            $0.16
           9/30/03                    $0.20            $0.15
          12/31/03                    $0.36            $0.14

           3/31/04                    $0.33            $0.24
           6/30/04                    $2.80            $0.69
           9/30/04                    $1.02            $0.51
          12/31/04                    $0.77            $0.52


           3/31/05                    $1.89            $0.57
           6/30/05                    $1.03            $0.95
           9/30/05                    $0.09            $0.85

      As of September 30, 2005, there were approximately 95 record holders of Biocurex's common stock, and over 4,000 shareholders who owned shares through brokerage houses, banks and similar financial institutions.


      Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of Biocurex's assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend. Biocurex has not paid any dividends on its common stock and Biocurex does not have any current plans to pay any common stock dividends.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              AND PLAN OF OPERATION

Plan of Operation

In February 2001, Biocurex discontinued its former business, which was the purchase and sale of thoroughbred racehorses. In February and March of 2001, Biocurex acquired certain patents and intellectual properties relating to a technology which can be used to detect cancer. Since that time, Biocurex has been involved in developing cancer detection technology and has:

     o developed a cancer detection kit for tissues (Histo-RECAF(TM)) which stains cancer cells thereby allowing a pathologist to easily see the cancer cells with the use of a microscope,

     o developed the Cryo-RECAF(TM) diagnostic kit which can be used by pathologists as an aid in determining whether cancer cells are benign or malignant during surgery, and

     o is working on the development of a screening assay which can detect multiple cancers from a blood (serum) sample.

      The FDA, in its device listing database, shows the Histo-RECAF(TM) kit as a Class I medical device. As a Class I medical device the Histo-RECAF(TM) kits may be sold in the United States as a staining test for AFP receptors (a.k.a. RECAF) in tissues.

      Biocurex has not applied to the FDA, Canada's Health Products and Food Branch, or any other regulatory authority for permission to sell the Cryo-RECAF(TM) kit on a commercial basis. Due to the costs involved in manufacturing and marketing, Biocurex plans to license its Histo-RECAF(TM) and Cryo-RECAF(TM) technology to third parties.


      As of the date of this prospectus Biocurex had not sold any Histo-RECAF(TM) or Cryo-RECAF(TM) test kits and had not licensed the technology pertaining to these test kits to any third parties.

      In late March 2005 Biocurex signed an agreement with Abbot Laboratories. Under the terms of the licensing agreement, Abbott obtained worldwide, semi-exclusive rights to commercialize products using Biocurex's serum RECAF assay technology.


      During the year ended December 31, 2005 Biocurex:


     o will continue its efforts to license the Histo-RECAF and Cryo-RECAF technology to third parties.

     o plans to continue the development of a prototype which can detect multiple cancers from a blood (serum) sample assay. Biocurex estimates that this project will cost between $250,000 and $500,000. Since the licensing agreement with Abbott is semi-exclusive Biocurex plans to license its cancer diagnostic technology to other pharmaceutical companies.


     o if necessary, will continue to raise capital through the sale of its common stock or securities convertible into common stock in order to fund Biocurex's operations and research and development.

     o    continue research in the areas of therapeutics and imagery.


     During the fiscal 2005 it is expected that all research and development work will be performed by Pacific Biosciences Research Centre, Goshen Cancer Center and other institutions on behalf of Biocurex.


Financial Data

      The financial data presented below should be read in conjunction with the more detailed financial statements and related notes which are included elsewhere in this prospectus.


Results of Operations:                Year Ended              Six Months Ended
                                   December 31, 2004           June 30, 2005
                                  -------------------         ----------------

                                     (Audited)                 (Unaudited)


Revenue                              $    209,006                  $200,000
Operating Expenses                     (1,540,227)                 (826,514)
Other income (expense)                    (75,234)                 (705,009)
                                   ---------------             -------------
Net loss                              $(1,406,455)              $(1,531,523)
                                   ===============             =============


Balance Sheet Data:               December 31, 2004         June 30, 2005
------------------                -----------------         -------------
                                      (Audited)               (Unaudited)

Current Assets                     $  589,021                $1,159,878
Total Assets                          822,861                 1,402,981
Current Liabilities                 1,095,834                 1,029,975
Total Liabilities                   1,095,834                 1,029,975
Working Capital (Deficit)            (506,813)                  129,903
Stockholders' (Deficit)              (272,973)                  373,006

Results of Operations

      Material changes of items in Biocurex's Statement of Operations for the year ended December 31, 2004, as compared to the same period in the prior year, are discussed below:

                          Increase (I)
Item                     or Decrease (D)  Reason


Sales and Licensing Revenue      I        Value of shares ($162,000) plus cash
                                          received from Prokinetics as payment
                                          for license of technology. The shares
                                          received from Prokinetics were valued
                                          at the market price of ProKinetic's
                                          common stock on the date the shares
                                          were received.


Professional and Consulting       D       Less use of investor relations
Fees                                      consultants in 2004.

Research and Development          I       Due to a lack of cash, no research and
                                          development was performed during the
                                          first three months of 2003.

Stock Based Compensation          D       Decrease in options granted for
                                          consulting services in 2004.

General and Administrative        D       Decrease in public relations expense
                                          in 2004, plus the recovery of
                                          receivable (approximately $50,000)
                                          that had been charged to expense in
                                          the prior year.

Interest Expense                  D       Amount in 2003 reflected expense
                                          associated with the issuance of
                                          warrants


   Material changes of items in Biocurex's Statement of Operations for the six months ended June 30, 2005, as compared to the same period in the prior year, are discussed below:

                          Increase (I)
Item                     or Decrease (D)  Reason

Sales and Licensing Revenue       D       Revenue in 2004 represents shares
                                          (valued at $162,000), plus cash
                                          received from Prokinetics for a
                                          technology license. In April 2005
                                          Biocurex received $200,000 as the
                                          first payment under its licensing
                                          agreement with Abbott Laboratories.

Professional and Consulting Fees  D       A lawsuit filed by a former consultant
                                          was dismissed in November 2004. The
                                          Company was not involved in any
                                          litigation during the six months ended
                                          June 30, 2005.

General and Administrative        I       During the six months ended June 30,
                                          2004 a debt owing to the Company in
                                          the amount of $50,000 (which was
                                          written off in 2003) was paid.  The
                                          $50,000 was credited against general
                                          and administrative expenses for the
                                          prior period in 2004.  There was  no
                                          corresponding adjustment during the
                                          six months ended June 30, 2005.  In
                                          addition, during the six months ended
                                          June 30, 2005 the Company increased
                                          its use of investor relations
                                          consultants.

Interest Expense                  I       Expense in 2005 reflected the value of
                                          warrants which were issued upon the
                                          conversion of a note.


Liquidity and Capital Resources

Biocurex's sources and (uses) of cash during the year ended December 31, 2003 were:

     Cash used in operations                                       $(722,708)

     Capitalized patent costs                                        (43,553)

     Sale of convertible notes (net of payments)                     476,743

     Sale of common stock in private placements and exercise
     of options                                                      367,971

     Increase in accrued interest on advances from Dr. Wittenberg     56,022

Biocurex's sources and (uses) of cash during the year ended December 31, 2004 were:

     Cash used in operations                                       $(861,039)

     Capitalized patent costs                                        (42,858)

     Sale of common stock in private placements and exercise of
     options and warrants (net of note receivable of $95,885)        964,269

     Payment of accrued management fees to Dr. Moro                   (2,500)

     Payment of loans from Dr. Wittenberg                           (143,089)

     Advances from Pacific Biosciences Research Centre and accrued
     interest on loan from Dr. Wittenberg                             45,464

     Other                                                               883

     Use of cash during year ended December 31, 2004                 (38,870)

Liquidity and Capital Resources

Biocurex's sources and (uses) of cash during the six months ended June 30, 2005 were:

      Cash used in operations                                      $(270,980)

      Capitalized patent costs                                       (17,715)

      Sale of common stock in private placements                     573,411

      Proceeds from sale of non-secured notes                         93,440

      Other                                                            5,597

      Increase in cash on hand at June 30, 2005                      383,753

Biocurex's sources and (uses) of cash during the six months ended June 30, 2004 were:

      Cash used in operations                                      $(368,779)

      Capitalized patent costs                                       (22,931)

      Sale of common stock in private placements                     304,900

      Collection of subscription receivable                           50,000

      Other                                                          (10,752)

      Use of cash during six months ended June 30, 2004              (47,562)

      As of June 30, 2005, Biocurex had working capital of $129,903. Included in current liabilities at June 30, 2005 are amounts due to officers, directors, and related parties of Biocurex totaling $479,023.

      Biocurex does not have any traditional financing arrangements. Since January of 2003 Biocurex has been able to finance its operations through the private sale of its common stock and from borrowings from private lenders. Biocurex plans to continue to obtain the capital needed for its operations through these financial arrangements. There can be no assurance that Biocurex will be successful in obtaining any additional capital.

      Biocurex anticipates that the capital requirements for the year ended December 31, 2005 will be as follows:


      Research and Development - Histo-Recaf kits              $   75,000
      Research and Development - Serum screening assay            250,000
      Research and Development - Therapeutics                     400,000
      Research and Development - Imagery                          200,000
      Payment of Outstanding Liabilities                          420,000
      General and Administrative Expenses                         320,000
      Marketing and Investor Communications                       200,000
                                                             ------------

            Total:                                             $1,865,000
                                                               ==========


      Biocurex does not have any bank lines of credit or any other traditional financing arrangements. Since Biocurex will not be able to satisfy its cash requirements with its existing resources for the twelve months following the date of this prospectus, Biocurex will need additional capital until it is able to generate significant revenues from licensing its technology or from other sources. Biocurex expects to obtain additional capital through the private sale of its common stock or from borrowings from private lenders or financial institutions. From an operations standpoint, the most significant capital requirements of Biocurex are general and administrative expenses and research and development. General and administrative expenses, exclusive of depreciation, amortization and other expenses not requiring the use of cash (such as the costs associated with issuing stock and options for services) average approximately $60,500 per month. Biocurex's research and development expenses vary, depending upon available capital. When more capital is available to Biocurex, research and development expenses increase. Conversely, research and development expenses decline when less capital is available. Pacific Biosciences Research Centre, which is controlled by the President of Biocurex, performs all research and development work on behalf of Biocurex. If Biocurex is unable to raise the capital it needs, its research and development activities will be curtailed or delayed and its operations will be reduced to a level which can be funded with the capital available to Biocurex.



Recent Accounting Pronouncements

      See Note 1 to the financial statements which are included as part of this prospectus.

Critical Accounting Policies

      Biocurex's significant accounting policies are more fully described in
Note 1 to the Financial Statements included as a part of this report, However, certain accounting policies are particularly important to the portrayal of financial position and results of operations and require the application of significant judgments by management. As a result, the consolidated financial statements are subject to an inherent degree of uncertainty. In applying those policies, management uses its judgment to determine the appropriate assumptions to be used in the determination of certain estimates. These estimates are based on Biocurex's historical experience, terms of existing contracts, observance of trends in the industry and information available from outside sources, as appropriate. Biocurex's significant accounting policies include:

      Revenue Recognition. Biocurex recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements." Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectibility is reasonably assured. Biocurex's revenue consists of license fees related to the licensing of RECAF(TM) technology. At the present time, there is one licensing agreement.

      Long-lived Assets. In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. Biocurex recognizes an impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

      Investments. Investments consist of equity securities classified as "available-for-sale" securities under SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities" and are reported at fair value. Accordingly, unrealized gains and losses on these investments are reflected as other comprehensive income in stockholders' equity.

      Stock Options - In October 1996, the Financial Accounting Standards Board
(FASB) issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS No. 123). This statement encourages but does not require companies to account for employee stock compensation awards based on their estimated fair value at the grant date with the resulting cost charged to operations. Biocurex has elected to continue to account for its employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transaction and Disclosure" which amends SFAS No. 123. SFAS No. 148 provided alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation and requires more prominent and more frequent disclosures in the financial statements of the effects of stock-based compensation. The provisions of SFAS No. 148 are effective for periods beginning after December 15, 2002. Biocurex has elected to continue to account for its employee stock-based compensation using the intrinsic value method.

                                    BUSINESS

     Whispering Oaks  International,  Inc. (or  "Biocurex") was  incorporated in
December 1997. Prior to February 20, 2001, Biocurex was engaged in the acquisition and sale of thoroughbred racing horses. As of December 31, 2000, Biocurex owned one thoroughbred horse.

      In February 2001, Biocurex ceased its business activities relating to the acquisition and sale of thoroughbred racehorses.

      On February 21, 2001, Biocurex issued 150,000 (1,950,000 post split) shares of its common stock to acquire from Lagostar Trading S.A. patents and intellectual properties which related to the early detection of cancer.

     On March 1, 2001, Biocurex's Board of Directors declared a 13-for-1 forward stock split.

      On March 25, 2001, Biocurex acquired the following assets from Pacific Biosciences Research Centre, then named Curex Technologies Inc., in consideration for the assumption by Biocurex of promissory notes in the amount of $2,326,869 which were payable by Pacific Biosciences to various third parties:

o     Patents
o     Proprietary technology
o     Cash in the amount of $129,032
o     A 51% interest in Biolargo.

      In May 2001, Biocurex issued 1,544,404 shares of its common stock in payment of the notes, plus accrued interest, which Biocurex assumed in connection with the acquisition of assets from Pacific Biosciences.

      Biocurex filed an Assumed Name Certificate with the Texas Secretary of State in March 2001 to enable Biocurex to conduct its business under the name of "Biocurex, Inc." At its next shareholders' meeting Biocurex plans to obtain shareholder approval to change the name of Biocurex from Whispering Oaks International Inc. to Biocurex, Inc.

      Biocurex's website is:  www.biocurex.com.

Cancer Detection Kits
---------------------

      As a result of Biocurex's acquisition of technology in February and March 2001, Biocurex owns patents and intellectual properties relating to certain technology which can be used to detect cancer. Accurate and timely diagnosis is the vital first step in managing cancer.

      A principal goal of cancer research is to differentiate cancer cells from healthy cells. One way to achieve this goal is to detect molecules (markers) that are present on cancer cells but not on healthy cells. Biocurex's technology relates to the RECAF(TM) marker, which can be used in blood and tissue tests to aid in determining if a patient has cancer. These tests can also be used on a regular basis for the early detection of recurring cancer, thereby allowing a more effective treatment of cancer patients. The RECAF(TM) marker has been found in all tissues studied, including breast, lung, stomach and prostate.

      Biocurex has developed two cancer detection kits which use the RECAF marker to detect the presence or absence of cancer by staining cancer cells in tissues removed from a patient.

      Each kit contains five chemicals which are mixed according to directions provided by Biocurex. Soft tissue removed from a patient is then stained with the chemicals in the kit and is examined by a physician under a microscope. When stained with the chemicals in the kit cancer cells are clearly visible.

      In order to be seen under a microscope however, soft tissue must be cut into sections which are approximately five microns in thickness. To allow for this type of cutting the tissue must be turned into something more solid and for many years, paraffin (wax) has been used for that purpose. The tissue to be examined is fixed and embedded in a paraffin block, which is then cut precisely into 5 micron sections. The paraffin is then removed with solvents, the tissue is re-hydrated and stained. The process of embedding and re-hydrating takes 2-3 days. Another method used to harden tissue to allow it to be cut is to freeze the tissue and then slice the ice block.

      Biocurex's Histo-RECAF(TM) kit, which is designed for tissue hardened with paraffin, was sent to independent researchers for testing on a significant number of breast tissue samples selected at random. The samples included twenty malignant, twenty benign (fibro adenomas) and twenty dysplastic (benign diffuse growth) specimens. In June 2001, Biocurex received confirmation from the first of these researchers indicating that 100% of breast cancers tested positive with the kits. Only 4% of the benign tumors and other non-malignant breast tissues studied were positive. Furthermore, several in-situ carcinomas (the earliest stage of cancer) tested positive. The test results are not only important in reference to the product itself, but also validate the RECAF(TM) system and its potential for other uses, such as serum testing, and cancer cell targeting in general.

      The FDA, in its device listing database, shows the Histo-RECAF(TM) kit as a Class I medical device. As a Class I medical device the Histo-RECAF(TM) kits may be sold in the United States as a staining test for AFP receptors (a.k.a. RECAF) in tissues. However, until the Histo-RECAF kit is approved by the FDA as a 510K diagnostic device, the Histo-RECAF kit may only be marketed in the United States as a device which can be used as an adjunct to standard light microscopy staining methods to aid in the identification of cancer in breast and axillary node tissues.


      Due to the costs involved in manufacturing and marketing, Biocurex plans to license or joint venture the Histo-RECAF(TM) technology to third parties. As of the date of this prospectus Biocurex had not sold any Histo-RECAF(TM) test kits and did not have any licensing or joint venture agreements with respect to its Histo- RECAF(TM) technology.


      Biocurex's Cryo-RECAF(TM) kit was designed for use by pathologists during surgery since, in many cases, the determination as to whether cancer cells are benign or malignant is still not clear at the time of surgery. With the Cryo-RECAF(TM) kit, during surgery, the surgeon removes a portion of the tumor and, while the patient is still under anesthesia, the material is frozen, sliced, stained with the chemicals in the kit, and examined by the pathologist to determine if the cancer cells are benign or malignant. Using this information, the surgeon is then able to determine the proper procedures to be used while the patient is still in the operating room. Although the quality of frozen tissue is not as good as tissue examined with the use of the

Histo-RECAF(TM) kit, the advantage of the Cryo-RECAF(TM) test is that the results are available within 15 minutes. Biocurex has not sold any Cryo-RECAF(TM) kits. Although the Cryo-RECAF(TM) kit is fully developed, Biocurex has not applied to the FDA, Canada's Health Products and Food Branch, or any other regulatory authority for permission to sell the Cyro-RECAF(TM) kit on a commercial basis. Due to the costs involved with regulatory approvals, Biocurex plans to license the Cryo-RECAF(TM) technology to third parties which will be able to complete the research and clinical studies necessary to obtain clearance from the FDA and other regulatory authorities for the commercial sale of this product.

      Biocurex believes that a significant market exists for a screening assay which can detect multiple cancers from a blood (serum) sample. As a result, since March 2002 Biocurex's research and development efforts have been focused on the development of a serum-based screening assay based upon Biocurex's RECAF(TM) technology. The potential market for a serum assay is hard to define, but market statistics confirm that there are over 100 million serum tumor marker (screening) tests performed every year. However, most of the assays are specific to a particular cancer and suffer from poor sensitivity and specificity. As an example, assay sales for CEA - Carcino Embryonic Antigen, a relatively insensitive assay for colorectal cancer are estimated to be over $300 million US dollars annually.


      In June 2004 Biocurex presented its results on the serum-RECAF test to scientists at the EDRN conference in Boston and the ISOBM annual meeting in Helsinki. Those results showed 80-90% sensitivity for a variety of cancers, with a 95% specificity for chronic lung, breast, stomach and ovary cancers. Further experiments have shown that the serum-RECAF assay performs much better than competing technologies in detecting prostate cancers and discriminating between malignant and benign lesions.

Biocurex has a license agreement with Prokinetics. The license agreement allows Protokinetix to use Biocurex's RECAF technology to attempt to develop highly potent therapeutic antibodies. As of September 30, 2005 Biocurex had received 600,000 shares of Protokinetix common stock plus cash of $45,756 as licensing fees. Biourex will also receive a royalty equal to 5% of the sales by Protokinetix of products using Biocurex's RECAF technology.

      In March 2005 Biocurex signed a licensing agreement with Abbott Laboratories. Under terms of the licensing agreement, Abbott obtains worldwide, semi-exclusive rights to commercialize products using Biocurex's RECAF technology. Abbott's goal is to further develop this technology, incorporating it into future tests on their ARCHITECT system, for use in cancer diagnosis and monitoring.

As consideration for the license, Abbott paid Biocurex an initial licensing fee of $200,000.

Abbott will make additional payments to Biocurex:

     o Following Abbott's notification to Biocurex of Abbott's successful completion of its feasibility review.

     o Following Abbott's submission to the FDA of a Pre-Market Approval ("PMA") application (or appropriate equivalent submission) for the commercial sale of any products incorporating the licensed technology in the United States; and

     o Upon the FDA's approval of Abbott's PMA application (or appropriate equivalent submission) for the commercial sale of product or (ii) Abbott's first commercial sale of product, whichever occurs first.

      Commencing with the year ending December 31, 2007 and continuing each subsequent calendar year, Abbott will pay annual minimum royalties to Biocurex.

Abbott will also pay Biocurex a royalty for each product sold by Abbott and 20% of any upfront sublicense fees received by Abbott for the sublicense.

Abbott may terminate the license upon 90 days written notice to Biocurex.


       Abbott has a strong history in cancer diagnostics. In 1991, Abbott developed the first automated PSA test for use on the Imx System and has continued to expand cancer test menus across its diagnostic analyzers. Abbott's innovative genomic tests include Vysis UroVysion, which aids in diagnosing and monitoring bladder caner, and Path Vysion, for detecting amplification of the HER-2 gene to aid in determining whether a patient is an appropriate candidate for Herceptin (trastuzumab) therapy for breast cancer.

      Biocurex management acknowledges the validating recognition of its RECAF technology by a major pharma company and management looks forward to working with Abbott in their further development and sale of serum tests for cancer diagnosis. According to the World Health Organization, more than 10 million people are diagnosed with cancer every year, and it is estimated that there will be 15 million new cases every year by 2020. The chance of cure increases substantially if cancer is detected early.


      The agreement with Abbott is semi-exclusive and Biocurex plans to license its technology to other companies. Biocurex believes that there are substantial prospects for licensing and development of other types of diagnostic cancer tests.

      In its agreement with Abbott, BioCurex retained all rights to a prototype radio-immunoassay (RIA) which it plans to commercialize directly to clinical laboratories as ASRs ("Analyte Specific Reagents") for production of "home-brew" tests. A home-brew test is a test developed by a clinical laboratory using one or more ASRs, general laboratory reagents and/or general laboratory instruments for diagnostic purposes. The FDA issued a regulation in November of 1997 classifying/reclassifying ASRs based on risk to public health. The regulation allows certain reagents to be available for use by clinical laboratories in their own in-house developed (home-brew) tests, without requiring manufacturers to submit 510(k) or pre-market approval applications to the FDA for the majority of individual reagents. The FDA's regulation in this area could allow clinical laboratories to produce RECAF tests based on Biocurex's RIA without the need for a lengthy FDA approval process.

Research and Development


      Pacific BioSciences Research Centre conducts all research relating to the technology under development by Biocurex. As of September 30, 2005 Pacific BioSciences had five full-time researchers who were conducting research for Biocurex. Pacific BioSciences is owned 100% by Dr. Ricardo Moro. Pacific BioSciences billed the following amounts to Biocurex for research and development: year ended December 31, 2003 - $322,400, year ended December 31, 2004 - $470,400, six months ended June 30, 2005 - $239,859. As of June 30, 2005
Biocurex owed Pacific BioSciences $239,859 for research and $64,744 for general and administrative expenses paid by Pacific Biosciences on behalf of Biocurex.

      Pacific BioSciences conducts research for Biocurex in accordance with research protocols approved from time-to-time by the directors of Biocurex. As of the date of this prospectus, Biocurex did not have any agreement with Pacific BioSciences concerning research performed on behalf of Biocurex.


      In May 2003, a group of Japanese physicians/scientists agreed to test an improved Histo-Recaf(TM) kit on cancer tissues to determine the kit's ability to accurately detect cancer cells. The Japanese research teams are conducting the tests on a voluntary basis and without charge to Biocurex. Biocurex is supplying the research teams, free of charge, with the chemicals in the Histo-Recaf(TM) kit which are required for the tests. In April 2004 Biocurex received notice that approximately 83% of the cancer cases stained with the Histo-RECAF (TM) kit were clearly positive and distinguishable from normal specimens with a microscope.

Patents
-------

   Biocurex's technology is protected by a United States patent which expires in 2014 and by patents in Australia, Russia, and China which expire in 2015. Biocurex has also filed patent applications in seven foreign countries which were pending as of March 15, 2005.

Competition
-----------

   A number of companies, such as Dako Inc., have developed cancer detection products which stain cells to detect cancer. However the cancer detection kits presently on the market can only detect one form of cancer. In contrast, Biocurex's cancer detection kits can detect the RECAF marker in all the types of cancer studied so far, including breast, stomach, lung and colon cancers.

   A number of companies, including Abbott Labs, Roche and Ortho Diagnostics, have developed serum based screening assays to detect cancer. However the serum based screening assays kits presently on the market can only detect one form of cancer. In contrast, Biocurex's serum based screening assays have detected, in internal preliminary studies, ovary, lung, breast and stomach cancers with high sensitivity and specificity. In addition, Biocurex believes that for certain types of cancer, its serum based screening assays is more accurate than the screening assays of its competitors.

Government Regulation

      Drugs, pharmaceutical products, medical devices and other related products are regulated in the United States under the Federal Food, Drug and Cosmetic Act, the Public Health Service Act, and the laws of certain states. The Federal Food and Drug Administration (FDA) exercises significant regulatory control over the clinical investigation, manufacture and marketing of pharmaceutical and biological products.

      Prior to the time a pharmaceutical product can be marketed in the United States for therapeutic use, approval of the FDA must normally be obtained. Preclinical testing programs on animals, followed by three phases of clinical testing on humans, are typically required in order to establish product safety and efficacy.

      The first stage of evaluation, preclinical testing, must be conducted in animals. After lack of toxicity has been demonstrated, the test results are submitted to the FDA along with a request for clearance to conduct clinical testing, which includes the protocol that will be followed in the initial human clinical evaluation. If the applicable regulatory authority does not object to the proposed study, the investigator can proceed with Phase I trials. Phase I trials consist of pharmacological studies on a relatively few number of humans under rigidly controlled conditions in order to establish lack of toxicity and a safe dosage range.

      After Phase I testing is completed, one or more Phase II trials are conducted in a larger number of patients to test the product's ability to treat or prevent a specific disease, and the results are analyzed for clinical efficacy and safety. If the results appear to warrant confirmatory studies, the data is submitted to the applicable regulatory authority along with the protocol for a Phase III trial. Phase III trials consist of extensive studies in large populations designed to assess the safety of the product and the most desirable dosage in the treatment or prevention of a specific disease. The results of the clinical trials for a new biological drug are submitted to the FDA as part of a product license application ("PLA"), a New Drug Application ("NDA") or Biologics License Application ("BLA"), depending on the type or derivation of the product being studied.

      In addition to obtaining FDA approval for a product, a biologics establishment license application ("ELA") may need to be filed in the case of biological products derived from blood, or not considered to be sufficiently well characterized, in order to obtain FDA approval of the testing and manufacturing facilities in which the product is produced. Domestic manufacturing establishments are subject to inspections by the FDA and by other Federal, state and local agencies and must comply with Good Manufacturing Practices ("GMP") as appropriate for production. In complying with GMP regulations, manufacturers must continue to expend time, money and effort in the area of production, quality control and quality assurance to ensure full technical compliance.

      The process of drug development and regulatory approval requires substantial resources and many years. Approval of drugs and biologicals by regulatory authorities of most foreign countries must also be obtained prior to initiation of clinical studies and marketing in those countries. The approval process varies from country to country and the time period required in each foreign country to obtain approval may be longer or shorter than that required for regulatory approval in the United States. Clinical trials conducted under approvals from foreign countries may not be accepted by the FDA and product licensure in a foreign country does not mean that a product will be licensed by the FDA or any other government entity for manufacturing and/or marketing.

      Medical device regulation is based on classification of the device into three classes, I, II, or III. Class III medical devices are regulated much like drugs, whereas Class I and II devices have less stringent data requirements than drugs and do not require clinical trials for FDA clearance. Products submitted to the FDA for clearance as medical devices can refer to the safety and effectiveness data of medical devices which perform similar functions products and which the FDA has already cleared. As long as a medical device submitted to the FDA has the same clinical use as a medical device previously cleared by the FDA the medical device submitted will normally receive FDA clearance providing data proving substantial equivalence to the other approved medical devices and verification of claims is provided to the FDA. In the case of the Histo-RECAF kit, Biocurex provided the FDA with reports from pathologists that used the kit and also provided a pathologist from the FDA with a collection of tissues stained with the kit. The FDA, in its device listing database, shows the Histo-RECAF kit as a Class I medical device. Biocurex expects that its Cryo-RECAF(TM) kit will also be classified as a Class I medical device. Biocurex anticipates that its serum assay, if successfully developed, will be classified as a Class II medical device.

      Biocurex expects that further regulatory approvals for its cancer detection kits and its serum assay will be the responsibility of third parties which license this technology from Biocurex. However, any licensee of Biocurex may not be successful in obtaining additional clearances or approvals from any regulatory authority with respect to Biocurex's cancer detection kits or its serum screening assay. The lack of regulatory approval for Biocurex's products will prevent the sale of these products. Delays in obtaining regulatory approval or the failure to obtain regulatory approval in one or more countries may have a material adverse impact upon Biocurex's operations.

BioLargo Technologies, Inc.
---------------------------

      At December 31, 2001 Biocurex had a 51% interest in BioLargo Technologies, Inc. ("BioLargo"). BioLargo has patented technology that combines super-absorbent fibers with an iodine which becomes active when wet. This composite material, known as I2ABSORB, is able to contain, absorb, deodorize and neutralize various biohazardous materials including blood specimens, incontinence pad, diapers, wound dressings, food package liners and surgical drapes. Recently adopted U.S. Department of Transportation regulations require the use of an absorbent between containers holding biohazardous materials and outside packaging.

      Biocurex acquired its interest in BioLargo because it believed that BioLargo would be able to generate revenues which could support Biocurex's operations. When Biocurex determined that it was unlikely that BioLargo would be able to generate a positive cash flow, Biocurex decided to sell most of its 51% interest in BioLargo.

      On June 28, 2002, Biocurex entered into an option agreement with Turtle Dove Resources, Inc. ("Turtle"), which gave Turtle the option to acquire 9,000,001 of the 10,000,001 shares of BioLargo's common stock owned by Biocurex. Biocurex's investment in BioLargo as of June 28, 2002, was approximately $128,000. During the ten months ended October 31, 2002, Biocurex sold 3,150,000 of its BioLargo shares to Turtle for $180,266. Subsequent to October 31, 2002 Turtle's option expired. In November 2002 Biocurex sold 900,000 shares of BioLargo to Eastern Capital Corp. for $50,000. As of March 15, 2005 Biocurex did not have an agreement with any person to sell its remaining BioLargo shares and Biocurex is accounting for the remaining shares as an equity investment with no value. BioLargo is presently inactive.


Employees

     As of the date of this prospectus Biocurex's only employees were Dr. Ricardo Moro and Dr. Gerald Wittenberg, both officers and directors of Biocurex. Neither Dr. Moro nor Dr. Wittenberg spend their full time on the business of Biocurex.

      As mentioned elsewhere in this prospectus, Pacific BioSciences Research Centre conducts all research relating to the technology under development by Biocurex. Employees of Pacific BioSciences also provide most of the administrative and accounting services required by Biocurex. As of September 30, 2005 Pacific BioSciences had nine full time employees and one part time employee. Despite the time which he devotes to Biocurex, Dr. Moro considers himself to be a full time employee of Pacific BioSciences.


Offices

      Biocurex's offices are located at 7080 River Road, Suite 215 Richmond, British Columbia, and consist of 5,000 square feet of space. Biocurex's offices are rented on a month-to-month basis for $3,165 per month. Biocurex rents its office space from Pacific Biosciences Research Centre, a company affiliated with Biocurex's President.

                                   MANAGEMENT

   Information concerning Biocurex's officers and directors follows:


      Name                    Age     Position

      Dr. Ricardo Moro         52     President, Chief Executive Officer and a
                                      Director
      Dr. Gerald Wittenberg    52     Principal Financial Officer, Secretary,
                                      Treasurer, and a Director
      Dr. Phil Gold, PhD       65     Director

      Each director holds office until his successor is duly elected by the stockholders. Biocurex's officers serve at the pleasure of the Board of Directors.

      Dr. Ricardo Moro, MD. - has been an officer and director of Biocurex since March 2001. Since 1996 Dr. Moro has been the President of Pacific Biosciences Research Centre, formerly named Curex Technologies Inc., where he developed the RECAF cancer marker concept. From 1980 to 1985, Dr. Moro worked in cancer research at the French National Cancer Institute near Paris, France. From late 1985 to 1988 he worked at the University of Alberta, Edmonton on onco-developmental biology. From 1989 to 1996 he was engaged in various entrepreneurial ventures relating to diagnostics and instrumentation.

      Dr. Gerald Wittenberg D.M.D., MS. - has been an officer and director of Biocurex since March 2001. Dr. Wittenberg is a specialist in Oral and Maxillofacial Surgery and has been in private practice since 1981.

      Dr. Phil Gold, C.C., O.Q., MD., PhD. - has been a director of Biocurex since March of 2001. From 1978 to 1980, Dr. Gold was Director of the McGill Cancer Centre in Montreal, Quebec. From 1980 to 1984, he was Physician-in-Chief of the Montreal General Hospital. From 1985 to 1990, he served as Chairman of the Department of Medicine at McGill University in Montreal. His present positions include Physician-in-Chief, Department of Medicine, The Montreal General Hospital; Professor of Medicine, McGill University; Professor, Departments of Physiology and Oncology, McGill University; and the Director of the McGill University Medical Clinic at the Montreal General Hospital.

      Biocurex does not have a compensation committee. The Board of Directors of Biocurex serves as its Audit Committee. Biocurex does not have a director serving as a financial expert. Biocurex does not believe a financial expert is necessary since Biocurex does not have any revenues. Dr. Phil Gold is the only director who is independent, as that term is defined in Section 121(A) of the Listing Standards of the American Stock Exchange.

      Biocurex has adopted a Code of Ethics which is applicable to its principal executive, financial, and accounting officers and persons performing similar functions. The Code of Ethics is available on Biocurex's website located at www.biocurex.com.

      Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and 10% or greater shareholders of Biocurex to file with the Securities and Exchange Commission initial reports of ownership (Form 3) and reports of changes in ownership of equity securities of Biocurex (Form 4 and Form 5) and to provide copies of all such forms as filed to Biocurex. To Biocurex's knowledge, during the year ended December 31, 2004 the number of reports and number of transactions not filed within the time periods required by the regulations of the Securities and Exchange Commission by Biocurex's officers and directors were: Dr. Ricardo Moro (two reports and four transactions), Dr. Gerald Wittenberg (two reports and four transactions), Dr. Phil Gold (one report and twelve transactions).

Executive Compensation

      The following table sets forth in summary form the compensation received by (i) the Chief Executive Officer of Biocurex and (ii) by each other executive officer of Biocurex who received in excess of $100,000 during the fiscal year ended December 31, 2004. Biocurex does not have a Compensation Committee.

                                                                           All
                                              Other                        Other
                                              Annual   Restric-            Com-
  Name and                                    Compen- ted Stock  Options  pensa-
   Principal         Fiscal  Salary    Bonus  sation   Awards    Granted   tion
   Position           Year     (1)      (2)     (3)     (4)        (5)      (6)
------------         ------  --------   ----  -------  --------  -------- -----

Dr. Ricardo Moro       2004   $    --     --      --        --    650,000    --
Chief Executive
 Officer               2003   $    --     --      --        --    800,000    --
since December 10,
 2002                  2002   $  27,000   --      --        --    600,000    --

Dr. Paul Slowey        2002   $ 108,500   --      --        --         --    --
Chief Executive Officer
 between April  2002
 and December  2002

Dr. Strathearn Wilson  2002   $   5,732   --      --        --    125,000    --
Chief Executive Officer
  between March 2001
  and April 2002

(1) The dollar value of base salary (cash and non-cash) earned during the fiscal year. Biocurex owed Dr. Moro $54,000 for accrued compensation at December 31, 2002, and $7,000 for accrued compensation at December 31, 2003, and 2004. In March 2003 Dr. Moro applied $35,000 of the amount owed to him toward the exercise price of options to purchase 500,000 shares of Biocurex's common stock. In March 2003 Biocurex issued Dr. Moro 250,000 shares in payment of $12,000 of accrued compensation. Dr. Slowey's salary was paid in June 2003 with 353,000 shares of Biocurex's common stock.
(2) The dollar value of bonus (cash and non-cash) received.
(3) Any other annual compensation not properly categorized as salary or bonus, including perquisites and other personal benefits, securities or property.
(4) During the periods covered by the table, the value of the shares of Biocurex's common stock issued as compensation for services.

      The table below shows the number of shares of Biocurex's common stock owned by the officers listed above and the value of these shares as of December 31, 2004.

      Name                    Shares         Value

      Dr. Ricardo Moro 450,000 $270,000

(5) The shares of common stock to be received upon the exercise of all stock options granted during the periods covered by the table.
(6) All other compensation received that Biocurex could not properly report in any other column of the table.

      Biocurex does not have an audit committee or a compensation committee. The directors of Biocurex approve their own compensation since decisions regarding compensation to be paid to the officers and directors of Biocurex are made by the directors by resolutions adopted by unanimous written consent. Biocurex does not have any policy which prohibits or limits the power of directors to approve their own compensation

Employment Contracts
--------------------


      Biocurex does not have any employment contracts with its officers. There are no agreed upon compensation terms between Biocurex and any of Biocurex's officers.


Long-Term Incentive Plans - Awards in Last Fiscal Year
------------------------------------------------------

      None.

Employee Pension, Profit Sharing or Other Retirement Plans
----------------------------------------------------------

      None.

Compensation of Directors
-------------------------

      Standard Arrangements. Currently Biocurex does not pay its directors for serving as directors. Biocurex has no standard arrangement pursuant to which directors of Biocurex are compensated for any services provided as a director or for committee participation or special assignments.

      Other Arrangements. See "Stock Option and Bonus Plans" below for information concerning options granted to Biocurex's officers and directors.

Stock Option and Bonus Plans
----------------------------

      Biocurex has a Non-Qualified Stock Option Plan and a Stock Bonus Plan. A summary description of these Plans follows. In some cases these Plans are collectively referred to as the "Plans."

Non-Qualified Stock Option Plan
-------------------------------


      The Non-Qualified Stock Option Plan authorizes the issuance of shares of Biocurex's Common Stock to persons that exercise options granted pursuant to the Plan. Biocurex's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plan, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The option exercise price is determined by Biocurex's directors.


Stock Bonus Plan

      Under the Stock Bonus Plan, Biocurex's employees, directors, officers, consultants and advisors are eligible to receive a grant of Biocurex's shares, provided however that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

Other Information Regarding the Plans
-------------------------------------

      The Plans are administered by Biocurex's Board of Directors. The Directors serve for a one-year tenure and until their successors are elected. A Director may be removed at any time by the vote of a majority of Biocurex's shareholders. Any vacancies that may occur on the Board of Directors may be filled by the Board of Directors. The Board of Directors is vested with the authority to interpret the provisions of the Plans and supervise the administration of the Plans. In addition, the Board of Directors is empowered to select those persons to whom shares or options are to be granted, to determine the number of shares subject to each grant of a stock bonus or an option and to determine when, and upon what conditions, shares or options granted under the Plans will vest or otherwise be subject to forfeiture and cancellation.

      In the discretion of the Board of Directors, any option granted pursuant to the Plans may include installment exercise terms such that the option becomes fully exercisable in a series of cumulating portions. The Board of Directors may also accelerate the date upon which any option (or any part of any options) is first exercisable. Any shares issued pursuant to the Stock Bonus Plan and any options granted pursuant to the Non-Qualified Stock Option Plan will be forfeited if the "vesting" schedule established by the Board of Directors at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain an employee of Biocurex or the period of time a non-employee must provide services to Biocurex. At the discretion of the Board of Directors, payment for the shares of common stock underlying options may be paid through the delivery of shares of Biocurex's common stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of common stock may also be permitted at the discretion of the Board of Directors.

      Options are generally non-transferable except upon death of the option holder. Shares issued pursuant to the Stock Bonus Plan will generally not be transferable until the person receiving the shares satisfies the vesting requirements imposed by the Board of Directors when the shares were issued.

      The Board of Directors of Biocurex may at any time, and from time to time, amend, terminate, or suspend one or more of the Plans in any manner they deem appropriate, provided that such amendment, termination or suspension will not adversely affect rights or obligations with respect to shares or options previously granted. The Board of Directors may not without shareholder approval make any amendment which would materially modify the eligibility requirements for the Plans or materially increase in any other way the benefits accruing to employees who are eligible to participate in the Plans.

               Options Granted and Exercised During the Year Ended December 31, 2004 and Value of Options at December 31, 2004


      The following tables present information concerning the options granted and exercised during the year ended December 31, 2004 to Dr. Ricardo Moro, and the value of all unexercised options (regardless of when granted) held by Dr. Moro as of December 31, 2004.

                                 Options Granted
                                 ---------------


                       Shares
                    Issuable Upon  % of Total
                     Exercise of     Options    Exercise
                      Options/     Granted to   Price Per   Date of   Expiration
 Name                 Warrants      Employees     Share      Grant       Date
------              -------------  -----------  ---------  --------   ----------

Dr. Ricardo Moro        650,000       28.6%     $0.001 (1)  3/10/04    3/31/09


(1) The exercise price of these options was set at below market value to compensate Dr. Moro for services provided to Biocurex.


                        Options Exercised/Year End Values
                        ---------------------------------



                                                                           Value (in $) of
                                                           Number of     Unexercised In-the-
                                                          Unexercised     Money Options at
                                 Shares                   Options (3)   December 31, 2004(4)
                     Date of  Acquired On     Value       Exercisable/       Exercisable/
                    Exercise  Exercise (1) Realized (2)  Unexercisable      Unexercisable
                    --------  ------------ ------------  -------------  ---------------------


Dr. Ricardo Moro      9/3/04    200,000     $150,000       1,100,000/--      $660,000/--



(1) The number of shares received upon exercise of options during the year ended December 31, 2004. Based upon the difference between the option exercise price and the market price of Biocurex's common stock on the date of grant ($0.23), the options had a value on the grant date of approximately $150,000.
(2) With respect to options exercised during the year ended December 31, 2004, the dollar value of the difference between the option exercise price and the market value of the option shares purchased on the date of the exercise of the options.

(3) The total number of unexercised options held as of December 31, 2004, separated between those options that were exercisable and those options that were not exercisable.
(4) For all unexercised options held as of December 31, 2004, the market value of the stock underlying those options as of December 31, 2004.

Summary

      The following table shows the weighted average exercise price of the outstanding options and warrants granted pursuant to Biocurex's Non-Qualified Stock Option Plan as of December 31, 2004. Biocurex's Non-Qualified Stock Option Plan has not been approved by Biocurex's shareholders.


                          Number                        Number of Securities Remaining
                      of Securities                      Available For Future Issuance
                      to be Issued   Weighted-Average      Under Equity Compensation
                      Upon Exercise  Exercise Price of    Plans (Excluding Securities
                     of Outstanding   of Outstanding        Reflected in Column (a))
Plan category          Options  [a]    Options  [b]                   [c]
--------------------------------------------------------------------------------------

Non-Qualified Stock      2,587,000         $0.05                  4,433,056
 Option Plan


      Subsequent to December 31, 2004 options to purchase 500,000 shares of common stock were granted pursuant to the Non-Qualified Stock Option Plan.


      The following table shows, as of September 30, 2005, the number of stock options and stock bonuses granted by Biocurex pursuant to the Plans. Each option represents the right to purchase one share of Biocurex's common stock.


                    Total Shares                        Shares      Remaining
                      Reserved    Options   Options    Issued As  Options/Shares
Name of Plan        Under Plans   Granted  Exercised  Stock Bonus   Under Plans
------------        ------------  -------  ---------  ----------- --------------

Non-Qualified Stock
  Option Plan        12,500,000  8,366,944  7,713,944         N/A     3,933,056

Stock Bonus Plan      5,500,000        N/A        N/A   1,582,670     3,917,330


Transactions with Related Parties and Recent Sales of Unregistered Securities

      As of December 31, 2000, Biocurex was engaged in the acquisition and sale of thoroughbred racing horses. As of December 31, 2000 Biocurex owned one thoroughbred horse and had 2,525,000 outstanding shares of common stock. The officers and directors of Biocurex at that time were Kevin B. Halter, Kevin B. Halter Jr., and Pam J. Halter. The Halter's collectively owned 1,900,000 shares of Biocurex's common stock. During the year ended December 31, 2001, Biocurex transferred the thoroughbred horse, having a net book value of $13,128, to the Halter's as payment in full on the advances given to Biocurex totaling $72,303. The difference of $59,175 was recorded as a contribution to capital.

      On February 20, 2001, Ignacio Martinelli purchased 1,892,308 shares from the Halters for $50,000. In connection with this transaction, the Halters elected Mr. Martinelli as a director and then resigned their positions as officers and directors of Biocurex. Biocurex also ceased its business activities relating to the acquisition and sale of thoroughbred racehorses.

      On February 21, 2001, Biocurex issued 150,000 (1,950,000 post split) shares of its common stock to acquire all of the issued and outstanding shares of Lagostar Trading S.A. At the time of this acquisition, Lagostar Trading owned certain technology and patents, which relate to the early detection of cancer. Prior to its acquisition by Biocurex, all of the outstanding shares of Lagostar Trading were owned by relatives of Dr. Ricardo Moro, an officer and director of Biocurex.

      On March 1, 2001, Biocurex's Board of Directors declared a 13-for-1 forward stock split.

      As a result of this forward split, Mr. Martinelli owned 24,600,004 shares of common stock and Biocurex's capitalization increased to 32,825,026 outstanding shares of common stock.

      On March 25, 2001, Biocurex acquired the following assets from Pacific Biosciences Research Centre, formerly named Curex Technologies Inc., in consideration for the assumption by Biocurex of promissory notes in the amount of $2,326,869, which were payable by Pacific Biosciences to various third parties:

     o    Patents
     o    Proprietary technology
     o    Cash in the amount of $129,032
     o    A 51% interest in Biolargo.

      Dr. Ricardo Moro was at the time of this acquisition and at present is, the president and sole shareholder of Pacific Biosciences.

      On April 20, 2001, Mr. Martinelli, as Biocurex's sole director, appointed Dr. Ricardo Moro, Dr. Gerald Wittenberg and Dr. Phil Gold as directors. Following these appointments, Mr. Martinelli resigned as an officer and a director.

      In March 2001, Mr. Martinelli returned 24,600,004 shares of common stock to Biocurex for cancellation.

      In May 2001, Biocurex issued 1,544,404 shares of its common stock in payment of the notes, plus accrued interest, which Biocurex assumed in connection with the acquisition of assets from Pacific Biosciences Research Centre. Dr. Wittenberg received 519,270 of these shares.


      Pacific BioSciences Research Centre conducts all research relating to the technology under development by Biocurex. Pacific BioSciences is owned 100% by Dr. Ricardo Moro. See "Business - Research and Development" for information concerning amounts billed to Biocurex by Pacific BioSciences, as well as amounts owed by Biocurex to Pacific BioSciences.


      Prior to December 31, 2003 Dr. Gerald Wittenberg had, through a series of advances, loaned Biocurex $143,089. The loans from Dr. Wittenberg bore interest at 11% per year, were unsecured and were due on demand. Biocurex repaid the $143,089 owed to Dr. Wittenberg during 2004. However, as of December 31, 2004 Biocurex owed Dr. Wittenberg accrued interest of $74,009 in connection with the loans.


     On December 18, 2001, Dr. Wittenberg was issued warrants to purchase 252,278 shares of Biocurex's common stock at $0.50 per share. These warrants, which expire on December 31, 2006, were issued as additional consideration for advances made by Dr. Gerald Wittenberg to Biocurex. On December 5, 2002,

Biocurex's Board of Directors approved a resolution lowering the exercise price of these warrants from $0.50 to $0.05. In January 2003 Dr. Wittenberg was issued a warrant to purchase 1,275,000 shares of Biocurex's common stock at a price of $0.08 per share. This warrant expires on January 15, 2008 and was issued to Dr. Wittenberg for providing loans to Biocurex.


     At December 31, 2002 Biocurex owed Dr. Morol and Dr. Wittenberg $54,000 each for accrued compensation. In March 2003 Dr. Moro and Dr. Wittenberg each applied $35,000 of the amount owed to them by Biocurex toward the exercise price of options to purchase 500,000 shares of Biocurex's common stock. In March 2003 Biocurex issued Dr. Moro-Vidal and Dr. Wittenberg 250,000 shares each in payment of $12,000 of accrued compensation.

                             PRINCIPAL SHAREHOLDERS


     The following table sets forth, as of September 30, 2005, information with respect to the shareholdings of (i) each person owning beneficially 5% or more of Biocurex's common stock (ii) each officer and director of Biocurex (iii) all officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment powers over his shares of common stock.

                                       Number of            Percent of
     Name and Address                  Shares (1)             Class
     ----------------                  ----------           ----------

     Dr. Ricardo Moro                  1,775,000               5.3%
     1007-1625 West 13th Avenue
     Vancouver, British Columbia
     Canada  V6J 2E9

     Dr. Gerald Wittenberg             4,076,548              11.6%
     6857 Churchill Street
     Vancouver, British Columbia
     Canada  V6P 5B4

     Dr. Phil Gold                        50,000               0.2%
     3225 The Boulevard
     Westmount, Quebec
     Canada  H3Y 1S4

     All Officers and Directors        5,901,548              17.1%
     as a Group (3 persons)

(1) Includes shares issuable upon the exercise of options granted to the following persons, all of which are presently exercisable.

                                   Shares Issuable Upon     Option Exercise
         Name                      Exercise of Options           Price
         ----                    ------------------------   ---------------

         Dr. Ricardo Moro               225,000                 $0.001
         Dr. Gerald Wittenberg          225,000                 $0.001

         Dr. Phil Gold                   50,000                 $0.001
         Dr. Gerald Wittenberg          252,278                 $ 0.05
         Dr. Gerald Wittenberg        1,275,000                 $ 0.08

                              OFFERING BY BIOCUREX

      By means of this prospectus:

     o Biocurex is offering to the public up to 4,000,000 shares of its common stock at a price of $2.50 per share.

     o Biocurex is offering up to 3,000,000 shares of common stock, at a price of $2.50 per share, as payment to persons who may provide future consulting services to Biocurex.

      Biocurex will offer the 4,000,000 shares through its officers on a "best efforts" basis. Biocurex will not employ any brokers or sales agents to sell its shares and Biocurex will not compensate any officer or third party for their participation in this offering. There is no firm commitment by any person to purchase or sell any of these shares and there is no assurance that any such shares offered will be sold. All proceeds from the sale of the shares will be promptly delivered to Biocurex. Biocurex plans to end the offering of its 4,000,000 shares on ________. However, Biocurex may, at its discretion, end the offering sooner or extend the offering to __________. Biocurex has the right to refuse to accept subscriptions from any person for any reason whatsoever. No subscription shall be deemed to be binding until accepted in writing by Biocurex.

      Biocurex will offer the 3,000,000 shares to persons that provide future consulting services to Biocurex and are willing to accept shares of Biocurex's common stock in full or partial payment for the services provided. For persons wishing to accept shares as payment, 100 shares will be issued for each $250 of services. As of the date of this prospectus, Biocurex did not have any agreement with any person relating to accepting any of the 3,000,000 shares in payment for consulting services.

                              SELLING SHAREHOLDERS

      This prospectus relates to the sale of shares of Biocurex's common stock by several shareholders of Biocurex. The shares offered by this prospectus include shares owned by these shareholders as well as shares issuable upon the exercise of warrants. The shares and warrants were issued by Biocurex in private offerings for cash.

      Biocurex will not receive any proceeds from the sale of the shares by the selling shareholders. The selling shareholders may resell the shares they acquire by means of this prospectus from time to time in the public market. The costs of registering the shares offered by the selling shareholders are being paid by Biocurex. The selling shareholders will pay all other costs of the sale of the shares offered by them.

    The following table identifies the selling shareholders and the shares which are being offered for sale by the selling shareholders.

                                    Shares                   Share Ownership
                                   Issuable      Shares               After
                                     Upon       Offered              Offering
                       Shares     Exercise of   by this    Number       % of
Name                   Owned       Warrants    Prospectus  of Shares    Class
-----------------------------------------------------------------------------


Alejandra Zabaleta                              600,000    600,000         --
Bitazol S.A.           302,996                  302,996         --         --
Waschusetts Investments386,300                  386,300         --         --
Florencia Borio      1,638,514     955,800      682,714    955,800         3%
Zalik Holdings Ltd.    110,000     220,000      330,000         --         --
284491 BC Ltd.          25,000      50,000       75,000         --         --
Cedar Cove Inc.         25,000      50,000       75,000         --         --
                                            -----------  --------- ----------

                                              2,452,010


Bitazol S.A. is controlled by Maria Perroni.
Waschusetts Investments is controlled by Alejandro Alba de Brur.
Zalik Holdings Ltd. is controlled by Dr. Martin Aidelbaum.
284491 BC Ltd. is controlled by David Chucko.
Cedar Cove Inc. is controlled by Stephen Aidelbaum.


Manner of Sale.

      The shares of common stock owned by the selling shareholders may be offered and sold by means of this prospectus from time to time as market conditions permit, in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. These shares may be sold by one or more of the following methods, without limitation:

     o a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
     o face-to-face transactions between sellers and purchasers without a broker/dealer.

      In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated.

      The selling shareholders and any broker/dealers who act in connection with the sale of the shares may be deemed to be "underwriters" within the meaning of ss.2(11) of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

      Biocurex has advised the selling shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. Biocurex has also advised each selling shareholder that in the event of a "distribution" of the shares owned by the selling shareholder, the selling shareholder, any "affiliated purchasers", and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". Biocurex has also advised the selling shareholders that Rule 101 under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

                            DESCRIPTION OF SECURITIES


      Biocurex is authorized to issue 125,000,000 shares of common stock. As of September 30, 2005 Biocurex had 36,240,437 outstanding shares of common stock. Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding common stock can elect all directors.


      Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of the assets of Biocurex after payment of liabilities. The Board of Directors is not obligated to declare a dividend and it is not anticipated that dividends will ever be paid.

      Holders of common stock do not have preemptive rights to subscribe to additional shares of common stock. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock.

Transfer Agent

            Securities Transfer Corporation
            2591 Dallas Parkway
            Suite 102
            Frisco, TX 75034
            Phone: (469) 633-0101
            Fax:   (469) 633-0088

                                LEGAL PROCEEDINGS

      Biocurex is not involved in any pending or threatened legal proceedings.

                                     EXPERTS

      Effective July 29, 2004 Biocurex dismissed Stonefield Josephson, Inc. ("Stonefield Josephson") as Biocurex's independent auditors. Stonefield Josephson audited Biocurex's financial statements for the fiscal years ended December 31, 2002 and 2003. The reports of Stonefield Josephson for these fiscal years did not contain an adverse opinion, or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles. However, the report of Stonefield Josephson for these fiscal years was qualified with respect to uncertainty as to Biocurex's ability to continue as a going concern.

      Except as noted below, during Biocurex's two most recent fiscal years and subsequent interim period ended July 29, 2004 there were no disagreements with Stonefield Josephson on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Stonefield Josephson would have caused it to make reference to such disagreements in its reports.

      In November 2003 Biocurex filed a registration statement on Form SB-2 with the Securities and Exchange Commission. As part of the normal review process, the SEC, in November 2003, asked Biocurex to justify its accounting for the Lagostar and Curex transactions. After receiving the SEC's request regarding Lagostar and Curex, it was decided that the shares issued for Lagostar's patents and intellectual property were without value since Biocurex was not operating at the time of the Lagostar acquisition. Consequently, Biocurex's management decided that the assets acquired from Lagostar, for financial reporting purposes, were without value pursuant to SFAS 142.

It was also decided that:

     o the shares of common stock issued as payment for the Curex notes could not be valued,
     o for financial reporting purposes the intellectual property acquired from Curex, originally valued at $1,715,674, should be shown as having no value, and
     o the value of the patents acquired from Curex should be reduced by $149,410 so as to reflect the amount spent by Curex in obtaining the patents.

      Biocurex restated its financial statements for the years ended December 31, 2002 and 2001 to reflect the changes to the valuation of the intellectual property and patents acquired from Lagostar and Curex and the associated amortization of the intellectual property and patents.

      A majority of Biocurex's directors participated in the discussions with Stonefield Josephson regarding the accounting principles to be followed with respect to the Lagostar and Curex transactions.

      During the course of its audit on Biocurex's December 31, 2003 financial statements, Stonefield Josephson advised Biocurex that Biocurex presently did not have accounting personnel capable of accounting for complex transactions, and hence were not capable of preparing Biocurex's financial statements (including footnotes to the financial statements) in accordance with generally accepted accounting principles. Biocurex has since retained an independent consulting firm to assist Biocurex in the preparation of its quarterly and year end financial statements.

      On August 2, 2004 Biocurex appointed Manning Elliott, Chartered Accountants ("Manning Elliott") to act as Biocurex's independent accountants.

      The change in Biocurex's auditors was recommended and approved by the board of directors of Biocurex. Biocurex does not have an audit committee.

      During the two most recent fiscal years and subsequent interim period ended August 2, 2004, Biocurex did not consult with Manning Elliott regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Biocurex's financial statements, or any matter that was the subject of a disagreement or a reportable event as defined in the regulations of the Securities and Exchange Commission.

                                 INDEMNIFICATION

      The Bylaws of Biocurex authorize indemnification of any director, officer, employee or agent against expenses incurred in connection with any action, suit, or proceeding to which he or she is named a party by reason of having acted or served in such capacity, except for liabilities arising from misconduct or negligence in performance of his or her duty. In addition, even a director, officer, employee, or agent who was found liable for misconduct or negligence in the performance of his or her duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or controlling persons pursuant to the foregoing provisions, Biocurex has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                              AVAILABLE INFORMATION

      Biocurex is subject to the informational requirements of the Securities Exchange Act of l934 and in accordance therewith is required to file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of any such reports, proxy statements and other information filed by Biocurex can be inspected at the public reference facility maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. Copies of such material can be obtained at prescribed rates. Certain information concerning Biocurex is also available at the Internet Web Site maintained by the Securities and Exchange Commission at www.sec.gov. Biocurex has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 (together with all amendments and exhibits) under the Securities Act of 1933, as amended (the "Act"), with respect to the Securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information, reference is made to the Registration Statement.

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (DBA BIOCUREX, INC.)
                              FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

                                      INDEX


Report of Independent Registered Public Accounting Firm                     F-1

Balance Sheets                                                              F-2

Statements of Operations                                                    F-3

Statements of Cash Flows                                              F-4 - F-5

Statement of Stockholders' Equity                                    F-6 -  F-9

Notes to Financial Statements                                       F-13 - F-26

                  REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
 WHISPERING OAKS INTERNATIONAL, INC.

We have audited the accompanying balance sheet of Whispering Oaks International, Inc. as of December 31, 2003, and the related statements of operations, comprehensive loss, stockholders' equity and cash flows for the year ended December 31, 2003 and the period from January 1, 2001 to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Whispering Oaks International, Inc. as of December 31, 2003, and the results of its operations and its cash flows for the year ended December 31, 2003 and the period from January 31, 2001 to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no ongoing source of revenue and has incurred significant losses from operations. The Company has a negative cash flow from operations and a working capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also discussed in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                              /s/ Stonefield Josephson, Inc.
                                                 ------------------------------
                                                 STONEFIELD JOSEPHSON, INC.
                                                 Certified Public Accountants


Santa Monica, California
May 14, 2004

             Report of Independent Registered Public Accounting Firm


To the Directors and Stockholders
Whispering Oaks International, Inc. (DBA Biocurex, Inc.)
(A Development Stage Company)

We have audited the accompanying balance sheet of Whispering Oaks International, Inc. (DBA Biocurex, Inc.) as of December 31, 2004, and the related statements of operations, cash flows and stockholders' deficit for the year then ended and accumulated for the period from January 1, 2004 to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The accompanying balance sheet of Whispering Oaks International, Inc. as of December 31, 2003 and the related statements of operations, cash flows and stockholders' deficit for the year then ended and accumulated for the period from January 1, 2001 to December 31, 2003, was audited by other auditors in their report dated May 14, 2004. Those auditors expressed an unqualified opinion on those financial statements and included an explanatory paragraph describing the substantial doubt about the Company's ability to continue as a going concern.


We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Whispering Oaks International, Inc. (DBA Biocurex, Inc.) as of December 31, 2004, and the results of its operations and its cash flows for the year then ended and accumulated for the period from January 1, 2004 to December 31, 2004 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any sustained revenues and has incurred significant operating losses from operations. The Company has a working capital deficiency and will need additional financing to sustain operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ "Manning Elliott"

CHARTERED ACCOUNTANTS

Vancouver, Canada

March 7, 2005

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (DBA BIOCUREX, INC.)
                          (A Development Stage Company)
                           (Expressed in U.S. dollars)

                                 BALANCE SHEETS

                                                      December 31,  December 31,
                                                          2004          2003
                                                            $             $
ASSETS

Current Assets:

  Cash                                                   94,479       133,349
  Investment - securities, at fair value                384,000       210,000
    (Note 2)
  Prepaid expenses                                       10,000             -
  Notes receivable (Note 3)                             100,542         4,657
--------------------------------------------------------------------------------

Total Current Assets                                    589,021       348,006

Patents (Note 4)                                        233,840       207,632
--------------------------------------------------------------------------------

Total Assets                                            822,861       555,638
--------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:

  Accounts payable                                      106,557       117,201
  Accrued liabilities                                    39,108        15,271
  Due to related parties (Note 5)                       473,426       572,668
  Convertible notes payable (Note 6)                    476,743       476,743
  Deferred revenue                                            -       162,000
--------------------------------------------------------------------------------

Total Current Liabilities                             1,095,834     1,343,883
--------------------------------------------------------------------------------

Commitments and Contingencies (Notes 1 and 10)                -             -

Stockholders' Equity (Deficit):

  Common stock, $0.001 par value; 125,000,000            30,764        24,983
    shares authorized, 30,764,307 and
    24,983,564 shares issued and outstanding,
    respectively
  Additional paid-in capital                          5,527,599     3,741,470
  Subscription receivable                              (150,682)            -
  Deferred compensation                                 (26,834)     (133,333)
  Accumulated other comprehensive income                222,000        48,000
    Accumulated Deficit                              (5,875,820)   (4,469,365)
--------------------------------------------------------------------------------

Total Stockholders' Equity (Deficit)                   (272,973)     (788,245)
--------------------------------------------------------------------------------

Total Liabilities and Stockholders' Equity              822,861       555,638
(Deficit)
--------------------------------------------------------------------------------

         The accompanying notes are an integral part of these financial statements.

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (DBA BIOCUREX, INC.)
                          (A Development Stage Company)
                           (Expressed in U.S. dollars)

                             STATEMENT OF OPERATIONS


                                                                          Losses
                                                                      Accumulated
                                                                       During the
                                             For the Years Ending   Development Stage
                                                 December 31,       from January 1, 2001
                                                                   to December 31,
                                                2004       2003           2004
                                                  $           $             $

Revenue

  Sales                                          1,250           -        6,700
  License                                      207,756           -      207,756
--------------------------------------------------------------------------------

Net Revenue                                    209,006           -      214,456
---------------------------------------------------------------------------------

Operating expenses

  Depreciation and amortization                 16,650      16,535       57,039
  Professional and consulting fees             157,268     196,501    1,506,694
  Research and development (Note 5 (b))        470,400     322,400    1,384,300
  Stock based compensation(1)                  739,929   1,045,516    2,207,204
  General and administrative expense (Note
  5 (b))                                       155,980     403,024      513,366
--------------------------------------------------------------------------------

Total operating expenses                     1,540,227   1,983,976    5,668,603
--------------------------------------------------------------------------------

Loss from operations                        (1,331,221) (1,983,976)  (5,454,147)
--------------------------------------------------------------------------------

Other income (expense):

  Interest income                                2,659       4,657      333,279
  Interest expense, net                        (44,418)   (673,220)    (730,419)
  Loss on issuance of shares                   (33,475)          -      (33,475)
  Gain on sale of equity investment                  -           -       89,533
  Gain on extinguishment of convertible debt         -      33,584       33,584
--------------------------------------------------------------------------------

Total other income (expense)                   (75,234)   (634,979)    (307,498)
--------------------------------------------------------------------------------

Net Loss                                    (1,406,455) (2,618,955)  (5,761,645)

Other Comprehensive Income

  Change in unrealized gain on marketable
  securities                                   174,000      48,000      222,000
--------------------------------------------------------------------------------

Comprehensive Loss                          (1,232,455) (2,570,955)  (5,539,645)
--------------------------------------------------------------------------------

Net loss per share - basic and diluted           (0.05)      (0.12)
--------------------------------------------------------------------------------

Weighted average shares outstanding - basic
and diluted                                 27,613,000  21,843,000
--------------------------------------------------------------------------------



(1) Stock based compensation is a combination of the following:

      Professional and consulting fees         383,969     730,516
      General and administrative               355,960     315,000


         The accompanying notes are an integral part of these financial statements.

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (DBA BIOCUREX, INC.)
                          (A Development Stage Company)
                           (Expressed in U.S. dollars)

                            STATEMENTS OF CASH FLOWS

                                                                                     Losses
                                                                                    Accumulated
                                                                                    During the
                                                         For the Years           Development Stage
                                                       Ending December 31,     from January 1, 2001
                                                       2004         2003       to December 31, 2004
                                                       -----        ----       -------------------
Cash flows used for operating activities:
  Net loss                                         (1,406,455)   (2,618,955)        (5,761,645)
  Adjustments to reconcile net loss to net cash
  used for operating activities:
  Depreciation and amortization                        16,650        16,535             57,039
  Amortization of deferred compensation               106,499       141,667            248,166
  Fair market value of options/stock for
  consulting services                                  68,994       572,499            641,493
  Stock based compensation                            662,762       331,350          1,470,475
  Discount on convertible debentures and due to
  related parties                                           -       629,521            736,542
  Variable accounting for equity instruments                -             -           (458,110)
  Gain on extinguishments of debt                           -       (33,584)           (33,584)
  Gain on sale of investment                                -             -           (194,607)
  Allowance (recovery) for uncollectible notes
  receivables                                         (50,000)      101,900             51,900
Changes in operating assets and liabilities:
  Decrease in accounts receivable                           -         5,608                  -
  (Increase) in prepaid expense                       (10,000)            -            (10,000)
  (Decrease) increase in accounts payable             (10,644)      115,480            554,201
  Increase in accrued liabilities                      23,837        15,271             39,108
  (Decrease) in deferred revenue                     (162,000)            -           (162,000)
  (Increase) in subscriptions received               (100,682)            -           (100,682)
-----------------------------------------------------------------------------------------------
Net cash used in operating activities                (861,039)     (722,708)        (2,921,704)
-----------------------------------------------------------------------------------------------
Cash flows used in investing activities:
  Issuance of notes receivable                        (95,885)       (4,657)          (100,542)
  Addition to patents                                 (42,858)      (43,553)           (86,411)
  Proceeds from sale of investment                          -             -            230,666
-----------------------------------------------------------------------------------------------
Net cash used in investing activities                (138,743)      (48,210)            43,713
-----------------------------------------------------------------------------------------------
Cash flows provided by financing activities:
  Proceeds from convertible notes payable                   -       529,743            639,743
  Payment on convertible notes payable                      -       (53,000)           (53,000)
  Proceeds from issuance of common stock              594,682       123,521            893,678
  Proceeds from exercise of stock options and
  warrants                                            465,472       244,450            709,922
  (Decrease) increase in due to related parties       (99,242)       56,022            539,576
------------------------------------------------------------------------------------------------
Net cash provided by financing activities             960,912       900,736          2,729,919
------------------------------------------------------------------------------------------------
Net increase (decrease) in cash                       (38,870)      129,818           (148,072)

Cash, beginning                                       133,349         3,531            242,551
------------------------------------------------------------------------------------------------
Cash, ending                                           94,479       133,349             94,479
================================================================================================
Supplemental disclosure of cash flow information:
  Cash paid for:
    Interest expense                                        -           779                779
    Income taxes                                            -             -                  -


   The accompanying notes are an integral part of these financial statements.

NON-CASH INVESTING AND FINANCING ACTIVITIES:

1) In December 2004, the Company issued 79,616 common shares for consulting services valued at $16,000. The Company recorded $34,158 loss on issuance of these shares since the stock price that was agreed to in the contract was below the stock price at issuance of the shares.
2) In October 2004, the Company issued 60,000 common shares in settlement of services provided of $ 25,134 and services to be provided of $10,476.
3) In July 2004, the Company issued 200,000 common shares in settlement of services provided of $169,642 and services to be provided of $12,358.
4) In February 2004, the Company issued 142,928 common shares in settlement of accounts payable totaling $31,444.
5) In December 2003, the Company received securities with a value of $162,000. The fair market value at the end of the year was $210,000.The unrealized gain of $48,000 is included in other comprehensive income.
6) In November 2003, the Company entered into a contract for consulting services, in exchange for 1,000,000 common shares having a value of $160,000. A total of $133,333 has been recorded as deferred compensation.
7) In July 2003, the Company issued 353,000 common shares in settlement of accounts payable totaling $67,070, which was equal to the fair market value of the stock as indicated by the closing price on the date of settlement.
8) In June 2003, 305,822 options were exercised by the issuance of a note receivable in the amount of $51,900.
9) In March 2003, the Company issued 500,000 shares of common stock in settlement of amounts due to related parties totaling $24,000, which was equal to the fair market value of the stock as indicated by the closing price on the date of settlement.
10) During the year ended December 31, 2003, 560,000 stock options were exercised through reduction in accounts payable totaling $39,200, which is equal to the exercise price times the number of options exercised.
11) During the year ended December 31, 2003, 1,450,000 stock options were exercised through reduction in amounts due to related parties totaling $70,450, which is equal to the exercise price times the number of options exercised.
12) During the year ended December 31, 2003, the Company issued 1,325,000 shares of common stock in settlement of accounts payable totaling $254,881, which is greater than the fair market value of the stock on the date of issuance.
13) During the year ended December 31, 2003, 294,118 options were exercised by the issuance of a note receivable totaling $50,000.

   The accompanying notes are an integral part of these financial statements.

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (DBA BIOCUREX, INC.)
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                       FOR THE PERIOD FROM JANUARY 1, 2001
             (INCEPTION OF DEVELOPMENT STAGE) TO DECEMBER 31, 2004
                           (Expressed in U.S. dollars)

                                                                                              Other
                                                          Additional     Sub-     Deferred  Comprehen-   Accumu-     Stockholders
                                           Common Stock    Paid-in    scription    Compen-  sive Income   lated          Equity
                                         Shares    Amount  Capital    Receivable   sation      (Loss)    Deficit      (Deficiency)
------------------------------------------------------------------------------------------------------------------------------------

Balance at January 1, 2001             8,225,022    8,225    46,775         -           -          -    (114,175)      (59,175)
Capital contributed relating to the
forgiveness of advances payable
(February 2001)                                -        -    59,175         -           -          -           -        59,175
Issuance of common stock at $2.00
per share for patents and
intellectual properties after
giving effect to 13-for-1 reverse
split (February, 2001)                 1,950,000    1,950   (1,950)         -           -          -           -             -
Issuance of common stock at $1.51 per
share in settlement of convertible
notes payable (May 2001)               1,544,404    1,545   464,616         -           -          -           -       466,161
Issuance of common stock for cash:
October 2001 - $1.25 per share            52,000       52    65,000         -           -          -           -        65,052
December 2001 - $0.97 per share           32,260       32    31,406         -           -          -           -        31,438
Issuance of common stock at $2.00
per share for services rendered
(December 2001)                           11,000       11    21,989         -           -          -           -        22,000
Issuance of warrants                           -        -   175,000         -           -          -           -       175,000
Cumulative foreign currency
translation adjustment                         -        -         -         -           -     28,213           -        28,213
Net loss for the year ended December
31, 2001                                       -        -         -         -           -          -  (1,089,464)   (1,089,464)
---------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2001          11,814,686   11,815   862,011         -           -     28,213  (1,203,639)     (301,600)
Issuance of common stock at $0.75
per share (January 2002)                 105,313      105    78,880         -           -          -           -        78,985
Issuance of common stock at $0.10
per share to settle convertible
notes (December 2002)                  1,100,000    1,100   108,900         -           -          -           -       110,000
Issuance of common stock for
services rendered
April 2002 - $0.64 per share             77,149        77    49,062         -           -          -           -        49,139
July 2002 - $1.25 per share               7,400         8     9,207         -           -          -           -         9,215


   The accompanying notes are an integral part of these financial statements.

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (DBA BIOCUREX, INC.)
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                       FOR THE PERIOD FROM JANUARY 1, 2001
              (INCEPTION OF DEVELOPMENT STAGE) TO DECEMBER 31, 2004
                           (Expressed in U.S. dollars)

                                                                                              Other
                                                            Additional     Sub-     Deferred  Comprehen-   Accumu-     Stockholders
                                           Common Stock      Paid-in    scription    Compen-  sive Income   lated          Equity
                                         Shares    Amount    Capital    Receivable   sation      (Loss)    Deficit      (Deficiency)
------------------------------------------------------------------------------------------------------------------------------------
Issuance of common stock for
consulting services at $0.05 per share
(November 2002)                        2,300,000    2,300      112,700          -   (115,000)         -           -             -
Issuance of common stock to settle
accounts payable at $0.08 per share
(December 2002)                          929,244      929       74,181          -          -          -           -         75,110
Value of options granted                       -        -       21,042          -          -          -           -         21,042
Value of warrants issued                       -        -      207,188          -          -          -           -        207,188
Reclassification of warrants and
options to liability                           -        -     (529,785)          -         -         -           -        (529,785)
Reclassification of warrant liability
to equity                                      -        -       71,675          -          -          -           -         71,675
Beneficial conversion feature of
convertible debt                               -        -       99,800          -          -          -           -         99,800
Cumulative foreign currency translation
adjustment                                     -        -            -          -          -    (28,213)          -        (28,213)
Net loss for the year ended December 31,
2002 - restated                                -        -            -          -          -          -    (646,771)      (646,771)
------------------------------------------------------------------------------------------------------------------------------------
Balance - December 31, 2002           16,333,792   16,334    1,164,861          -   (115,000)         -  (1,850,410)      (784,215)
Issuance of common stock to
settle debt:
March 2003 - $013 per share            1,225,000    1,225      154,775          -          -          -           -        156,000
April 2003 - $0.17 per share             300,000      300       50,700          -          -          -           -         51,000
July 2003 - $0.19 per share              353,000      353       66,718          -          -          -           -         67,071
October 2003 - $0.24 per share           300,000      300       71,581          -          -          -           -         71,881
Issuance of common stock for cash
January 2003 - $0.07 per share           900,453      900       62,137          -          -          -           -         63,037
November 2003 - $0.21 per share          288,095      288       60,195          -          -          -           -         60,483
Issuance of common stock pursuant to
exercise of stock options
March 2003 - $0.07 per share           1,560,000    1,560      107,640          -          -          -           -        109,200
May 2003 - $0.16 per share             1,000,000    1,000      159,000          -          -          -           -        160,000
June 2003 - $0.17 per share              305,822      306       51,594          -          -          -           -         51,594
November 2003 - $0.001 per share         450,000      450            -          -          -          -           -            450
March 2003 - $0.07 per share             135,000      135        9,315          -          -          -           -          9,450
June 2003 - $0.17 per share              294,118      294       49,706          -          -          -           -         50,000
October 2003 - $0.18 per share           277,777      278       49,722          -          -          -           -         50,000


   The accompanying notes are an integral part of these financial statements.

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (DBA BIOCUREX, INC.)
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                       FOR THE PERIOD FROM JANUARY 1, 2001
              (INCEPTION OF DEVELOPMENT STAGE) TO DECEMBER 31, 2004
                           (Expressed in U.S. dollars)

                                                                                              Other
                                                            Additional     Sub-     Deferred  Comprehen-   Accumu-     Stockholders
                                           Common Stock      Paid-in    scription    Compen-  sive Income   lated          Equity
                                         Shares    Amount    Capital    Receivable   sation      (Loss)    Deficit      (Deficiency)
------------------------------------------------------------------------------------------------------------------------------------
November 2003 - $0.24 per share          104,167      104       24,896          -          -          -           -        25,000
Issuance of common stock for services
March 2003 - $0.40 per share             156,250      156       62,344          -          -          -           -        62,500
October 2003 - $0.16 per share         1,000,000    1,000      159,000          -   (160,000)         -           -             -
Value of options granted                       -        -      315,000          -          -          -           -             -
Amortization of deferred compensation          -        -            -          -    141,667          -           -       141,667
Value of options granted for consulting
services                                       -        -      526,349          -          -          -           -       526,349
Value of warrants issued                       -        -      274,601          -          -          -           -       274,601
Value of beneficial conversion feature
related to convertible notes                   -        -      255,142          -          -          -           -       255,142
Value of warrants issued for loan provided     -        -       99,778          -          -          -           -        99,778
Reacquisition value of beneficial
conversion feature                             -        -      (33,584)         -          -          -           -       (33,584)
Comprehensive income - unrealized gain         -        -            -          -          -     48,000           -        48,000
Net loss for the year ended December 31,
2003                                           -        -            -          -          -          -  (2,618,955)   (2,618,955)
-----------------------------------------------------------------------------------------------------------------------------------
Balance December 31, 2003             24,983,564   24,983    3,741,470          -   (133,333)    48,000  (4,469,365)     (788,245)
Sale of common stock for cash
January 2004 - $0.19 per share           100,l00      100       18,900          -          -          -           -        19,000
March 2004 - $0.15 per share             633,334      633       94,367          -          -          -           -        95,000
March 2004 - $0.19 per share             315,790      316       59,684          -          -          -           -        60,000
July 2004 - $0.50 per share              500,000      500      249,500          -          -          -           -       250,000
July 2004 - $0.60 per share               33,333       33       19,967          -          -          -           -        20,000
December 2004 - $0.47 per share          320,600      321      150,361   (150,682)         -          -           -             -
Issuance of common stock for services
February 2004 - $0.22 per share          142,928      143       31,301          -          -          -           -        31,444
July 2004 - $0.91 per share              200,000      200      181,800          -          -          -           -       182,000
October 2004 - $0.72 per share            60,000       60       43,140          -          -          -           -        43,200
December 2004 - $0.63 per share           79,616       80       50,078          -          -          -           -        50,158
Issuance of common stock pursuant
to the exercise of stock options
for cash
March 2004 - $0.14 per share              40,000       40        5,560          -          -          -           -         5,600
March 2004 - $0.22 per share             200,000      200       43,800          -          -          -           -        44,000


   The accompanying notes are an integral part of these financial statements.

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (DBA BIOCUREX, INC.)
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                       FOR THE PERIOD FROM JANUARY 1, 2001
              (INCEPTION OF DEVELOPMENT STAGE) TO DECEMBER 31, 2004
                           (Expressed in U.S. dollars)

                                                                                              Other
                                                            Additional     Sub-     Deferred  Comprehen-   Accumu-     Stockholders
                                           Common Stock      Paid-in    scription    Compen-  sive Income   lated          Equity
                                         Shares    Amount    Capital    Receivable   sation      (Loss)    Deficit      (Deficiency)
------------------------------------------------------------------------------------------------------------------------------------
April 2004 - $0.14 per share              65,000       65        9,035          -          -          -           -         9,100
April 2004 - $0.001 per share            150,000      150            -          -          -          -           -           150
July 2004 - $0.14 per share              125,000      125       17,375          -          -          -           -        17,500
July 2004 - $0.07 per share               25,000       25        1,725          -          -          -           -         1,725
July 2004 - $0.001 per share             200,000      200                       -          -          -           -           200
September 2004 - $0.07 per share          20,000       20        1,380          -          -          -           -         1,400
October 2004 - $0.73 per share           128,000      128       93,312          -          -          -           -        93,440
Issuance of common stock at $0.23 per
share for bonus compensation (March 04)   25,000       25        5,725          -          -          -           -         5,750
Value of options granted                       -        -      350,210          -          -          -           -       350,210
Value of options granted for consulting        -        -       68,994          -          -          -           -        68,994
Issuance of common stock pursuant
to the exercise of warrants for cash
June 2004 - $0.07 per share              628,571      629       43,371          -          -          -           -        44,000
June 2004 - $0.19 per share              105,263      105       19,895          -          -          -           -        20,000
July 2004 - $0.05 per share               30,000       30        1,470          -          -          -           -         1,500
July 2004 - $0.30 per share              153,954      154       46,030          -          -          -           -        46,184
August 2004 - $0.21 per share            338,095      338       70,662          -          -          -           -        71,000
September 2004 - $0.07 per share         271,972      272       18,776          -          -          -           -        19,038
Septembre 2004 - $0.001 per share        200,000      200            -          -          -          -           -           200
December 2004 - $0.08 per share          145,683      146       11,509          -          -          -           -        11,655
December 2004 - $0.05 per share          337,313      337       16,528          -          -          -           -        16,865
December 2004 - $0.30 per share          206,300      206       61,684          -          -          -           -        61,890
Amortized of deferred compensation             -        -            -          -    106,499          -           -        106,499
Comprehensive income - unrealized gain         -        -            -          -          -    174,000           -        174,000
Net loss for the year ended December 31,
2004                                           -        -            -          -          -          -  (1,406,455)    (1,406,455)
-----------------------------------------------------------------------------------------------------------------------------------
Balance -December 31, 2004            30,764,307   30,764    5,527,599   (150,682)   (26,834)   222,000  (5,875,820)      (272,973)
===================================================================================================================================


   The accompanying notes are an integral part of these financial statements.

                       WHISPERING OAKS INTERNATIONAL, INC.
                      (A Company in the Development Stage)

                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003
                            (Expressed in US dollars)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Nature of Operations and Continuance of Business

   Whispering Oaks International, Inc. (dba BioCurex, Inc.) (the "Company") was incorporated on December 8, 1997, under the laws of the State of Texas. During the first quarter of 2001, the Company ceased its business activities relating to the acquisition and sale of thoroughbred racehorses when a change of majority control occurred. On February 21, 2001, the Company acquired intellectual properties and patents relating to cancer diagnostics and therapeutics. The Company is now in the business of developing, producing, marketing and licensing cancer diagnostic kits and is currently considered a development stage enterprise as defined by Statement of Financial Accounting Standards No. 7.

   The financial statements are prepared in conformity with accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company does not have sufficient cash nor does it have an established source of revenue to cover its ongoing costs of operations. As of December 31, 2004, the Company has a working capital deficiency of $506,813 and accumulated loss of $5,761,645 since inception of development stage. These factors raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

   Management is currently seeking additional financing through the sale of equity and from borrowings from private lenders to cover its operating expenses and restructuring its convertible notes payable into common stock.

   Use of Estimates

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from those estimates.

   Cash and Cash Equivalents

   The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

   Foreign Currency Translation

   The Company's functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated to United States dollars in accordance with Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 52 "Foreign Currency Translation" using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars.

   Revenue Recognition

   The Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements." Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectibility is reasonably assured. The Company's revenue consists of license fees related to the licensing of its RECAF(TM) technology. Currently, there is one license agreement. The Company recognizes revenues at the time of shipment of products and subsequent to performing credit evaluations of customers.

   Long-lived Assets

   In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes an impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

   Research and Development Costs

   Research and development costs are charged to operations as incurred.

   Financial Instruments

   The fair values of cash and equivalents, accounts payable, accrued liabilities, due to related parties and convertible notes payable were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company's operations are in Canada which results in exposure to market risks from changes in foreign currency rates. The financial risk to the Company's operations results from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

   Income Taxes

   Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109, "Accounting for Income Taxes", as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

   Investments

   Investments consist of equity securities classified as "available-for-sale" securities under SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities" and are reported at fair value. Accordingly, unrealized gains and losses on these investments are reflected as other comprehensive income in stockholders' equity.

   Reclassifications

   The Company has made reclassifications to the statement of operations for year ended December 31, 2003 to conform to the current year's presentation. A total of $1,119,816 of professional and consulting fees have been reclassified as stock based compensation as to $1,045,516 and general and administrative expense as to $74,300.

   Comprehensive Income

   SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As at December 31, 2004 and 2003, the Company's only component of comprehensive income was unrealized holding gains on available-for-sale securities.

   Basic and Diluted Net Loss per Share

   The Company computes net loss per share in accordance with SFAS No. 128, "Earnings Per Share," which requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS").

   The computation of basic earnings per share is computed by dividing income available to common stockholders by the weighted-average number of outstanding common shares during the period. Diluted earnings per share give effect to all potentially dilutive common shares outstanding during the period. The computation of Diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an antidilutive effect on earnings. As of December 31, 2004 and 2003, the Company had approximately 16,000,000 of anti-dilutive securities, including options, warrants and equity instruments related to convertible notes payable.

   Stock-Based Compensation

   The Company accounts for employee stock options in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." Under APB 25, the Company does not recognize compensation expense related to options issued under the Company's employee stock options plans, unless the option is granted at a price below market price on the date of grant.

   Statement of Financial Accounting Standards No. 123, Stock-Based Compensation, established a fair value based method of accounting for stock-based awards. SFAS No. 123, which prescribes the recognition of compensation expense based on the fair value of options on the grant date, allows companies to continue applying APB 25 if certain pro forma disclosures are made using the fair value method, for which the Company uses the Black-Scholes options-pricing model.

   Stock-Based Compensation

   For non-employee stock-based compensation, the Company recognizes an expense in accordance with SFAS No. 123 and values the equity securities based on the fair value of the security on the date of grant. For stock-based awards, the value is based on the market value for the stock on the date of grant and if the stock has restrictions as to transferability, a discount is provided for lack of tradability.Stock option awards are valued using the Black-Scholes option-pricing model.

   Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure, an Amendment of FASB Statement No. 123," (SFAS 148), amended the disclosure requirements of SFAS 123 to require more prominent disclosures in both annual and interim financial statements regarding the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

   Proforma information regarding net loss and loss per share under the fair value method for options is as follows:
                                                          2004          2003

   Net loss - as reported                             $(1,406,455) $(2,618,955)

   Add: Stock-based compensation included in net loss     739,929    1,045,516

   Deduct: Stock-based compensation determined under
   the fair value method                                 (860,347)   1,076,686)
   ----------------------------------------------------------------------------
   Pro forma net loss                                  (1,526,873)  (2,650,125)
   ============================================================================-

   Basic and diluted loss per share:
    As reported                                             (0.05)       (0.12)
    Pro forma                                               (0.06)       (0.12)

   The weighted average assumptions used for the year ended December 31, 2004 and 2003 are as follows:
                                                          2004           2003
   Stock Options
     Expected dividend yield                                 0%             0%
     Risk-free interest rate                              2.23%          1.31%
     Expected volatility                                   183%           103%
     Expected life (in years)                               3.0            1.0

   Recent Accounting Pronouncements

   In December 2004, FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets
   - An Amendment of APB Opinion No. 29". The guidance in APB Opinion No. 29, "Accounting for Non-monetary Transactions", is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

   In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123R, "Share Based Payment". SFAS 123R is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans". SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position

2. INVESTMENT - SECURITIES

    In November 2002, the Company entered into a Licensing Agreement ("the Agreement") with a third party whereby it licensed part of its technology in exchange for cash and 600,000 shares of the third party's publicly traded common stock that had a fair value of $162,000.The 600,000 shares of common stock are classified as "available for sale" in accordance with SFAS No. 115 and are reported at fair value. As of December 31, 2003 the value of these shares was $210,000 and the unrealized gain of $48,000 was recorded as comprehensive income. As of December 31, 2004 the value of these shares was $384,000 and the unrealized gain of $174,000 was recorded as comprehensive income for the year ended December 31, 2004. On March 18, 2004, the Company amended the Agreement in consideration for 400,000 additional shares of the third party's publicly traded common stock. Since the Company is not certain as to when it will receive these shares, the marketable securities and revenue associated with the value of these shares has been deferred until the shares are received.


3. NOTES RECEIVABLE

   In October 2004, a total of 128,000 common shares were issued pursuant to stock options exercised in exchange for a $93,440 non-interest bearing and unsecured note, which is repayable in full within seven days' notice of demand.

   In June 2003, a total of 305,822 common shares were issued pursuant to stock options exercised in exchange for a $51,900 note, which bears interest at prime rate plus 4% per annum and is due on demand. As of December 31, 2004, interest in the amount of $7,102 has been accrued on the note. No amounts have been received on this note and an allowance for the full amount of the note has been included in general and administrative expenses at December 31, 2003.


4. PATENTS

   Patents relate to developing the method for diagnostic and treatment of cancer using a new cancer marker called "RECAF." These patents are presently registered in 24 countries with ongoing registrations currently being conducted. Patents are stated at cost and have a definite life of 15 years upon approval. Once the Company receives patent approval, amortization is calculated using the straight-line method over the estimated useful life of 15 years. Patent costs of $42,858 and $43,553 were capitalized during the years ended December 31, 2004 and 2003, respectively.

   A schedule of the patents is as follows:

                                                         As of December 31,
                                                          2004        2003

   Patents                                             $290,879     $ 248,021
   Less, accumulated amortization                      $(57,039)    $( 40,389)
   ----------------------------------------------------------------------------
                                                       $233,840     $ 207,632
   ===========================================================================

   Amortization expense totaled $16,650 and $16,535 for the years ended December 31, 2004 and 2003, respectively. Future amortization expense is as follows:

                   Year ended December 31,                     $

                             2005                              16,650
                             2006                              16,650
                             2007                              16,650
                             2008                              16,650
                             2009                              16,650
                          Thereafter                          150,590
                                                              --------
                                                              233,840
                                                              =======-


5. RELATED PARTY TRANSACTIONS/BALANCES

   The Company has entered into related party transactions with two director/officers of the Company as well as an affiliated company. The Company's related party transactions are as follows:

   Due to Related Parties
                                                             December 31,
                                                          2004          2003

   a)   Due to a director/officer                    $        -     $ 143,089
        Due to a director/officer - interest             74,009        66,726

   b)   Due to Pacific BioSciences Research Centre      384,984       346,803

   c)   Due to directors/officers                        14,433        16,050
                                                     ----------     ---------
                                                        473,426       572,668
                                                     ==========     =========

a) The Company received advances from a director of the Company that were unsecured, bear interest at 11% and were due on demand. During the year ended December 31, 2004, the Company repaid the advances totalling $143,089. The amount of interest recognized during the years ended December 31, 2004 and 2003, was $7,283 and $26,873, respectively and has been accrued as part of the due to related parties. Accrued interest to August 12, 2004, being the date of repayment, totaled $74,009 and is unsecured, non-interest bearing and due on demand.

b) The Company's research and development is performed by Pacific BioSciences Research Centre ("Pacific"). Pacific is 100% owned by a director/officer of the Company. During the years ended December 31, 2004 and 2003, Pacific did research and development for the Company valued at $470,400 and $322,400, respectively. Pacific also provided administrative services during the years ended December 31, 2004 and 2003, valued at $99,100 and $74,300, respectively. During the year ended December 31, 2004, Pacific charged interest of $12,576, calculated at prime rate on the monthly balance owed. At December 31, 2004, the Company owed $384,984 to Pacific. This amount is unsecured and due on demand.

c) The amounts owing to two directors/officers are unsecured, non-interest bearing and due on demand.


6.   CONVERTIBLE NOTES PAYABLE

   The Company received funds during 2003 relating to ten (10) convertible notes payable totaling $529,743, bearing interest at 5% and due on demand. One of the notes payable in the amount of $53,000 was repaid in April 2003. A gain of $33,584 was recorded on the date of repurchase of the convertible debenture as determined through the calculation of the intrinsic value of the beneficial conversion feature on the date of extinguishment. Under the convertibility terms of the notes payable, the principal, plus accrued interest, can be converted immediately, at the option of the holder, either in whole, or in part, into fully paid common shares of the Company. The conversion price per share is equal to the lesser of the stated price (ranging between $0.05 and $0.23) or 75% of the average closing bid prices for the five (5) trading days ending on the trading day immediately before the date of the conversion.

   In conjunction with the issuance of the notes, the Company issued 2,434,088 warrants to the note holders entitling them to purchase 2,434,088 shares of common stock at exercise prices between $0.08 and $0.38. The warrants expire two years after the issuance date.

   In accordance with EITF 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments" and EITF 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios", the proceeds were allocated between the debt and warrants based on their relative fair values. The value assigned to the warrants totaled $274,601 and was expensed immediately due to the notes being due on demand. The fair values were determined using the Black-Scholes option pricing model using the following weighted average assumptions: average risk-free interest rate of 1.49%; expected life of 2 years; expected volatility of 473%; and no expected dividends. In addition to the shares to be received upon conversion, the note holder will also receive an equal number of warrants to purchase shares at 110% of the conversion price amount. The beneficial conversion feature was calculated under EITF 00-27, and equaled $255,142. Due to the notes being due on demand, the discount was immediately expensed. The convertibility feature expires five years after the date of the Agreement.


7.  COMMON STOCK

    For the year ended December 31, 2004:

a) In December 2004, the Company issued 79,616 shares of common stock for $16,000 of consulting services. The stock price that was agreed to in the contract was below the stock price at issuance of the shares and the Company recorded $34,158 loss on issuance of these shares.
b) In December 2004, the Company sold 320,600 units at $0.47 per unit for proceeds of $150,682. Each unit consisted of one common share and one common share purchase warrant entitling a holder to acquire an additional common share at an exercise price of $0.64 per share, expiring on December 19, 2006.
c) In October 2004, the Company issued 60,000 shares of common stock for $25,134 of services provided and for $10,476 of services to be provided, which was below the market price of the common shares on the settlement date. The Company recorded $10,476 of services to be provided as deferred compensation and recognized a loss on issuance of shares of $7,590.

d) In July 2004, the Company sold 500,000 units at $0.50 per unit for proceeds of $250,000. Each unit consisted of one common share and one common share purchase warrant entitling a holder to acquire an additional common share at an exercise price of $1.01 per share, expiring on July 15, 2006.
e) In July 2004, the Company sold 33,333 units at $0.60 per unit for proceeds of $20,000. Each unit consisted of one common share and one common share purchase warrant entitling a holder to acquire an additional common share at an exercise price of $1.04, expiring onJuly 31, 2006.
f) In July 2004, the Company issued 200,000 shares of common stock for $169,642 of services provided and for $12,358 of services to be provided, which was equal to the market price of the common shares on the settlement date. $12,358 of services to be provided was recorded as deferred compensation.
g) In March 2004, the Company sold 533,334 units at $0.15 per unit for proceeds of $80,000. Each unit consisted of one common share and one common share purchase warrant entitling a holder to acquire an additional common share at an exercise price of $0.15 as to 266,667 warrants and at $0.17 as to 266,667 warrants all expiring on March 31, 2007.
h) In March 2004, the Company sold 100,000 shares of common stock at $0.15 per share for cash proceeds of $15,000.
i) In March 2004, the Company sold 315,790 units at $0.19 per unit for proceeds of $60,000. Each unit consisted of one common share and one common share purchase warrant entitling a holder to acquire an additional common share at an exercise price of $0.19, expiring on March 31, 2009.
j) In March 2004, the Company issued 25,000 shares of the Company's common stock to an employee as a bonus. Compensation expense totaling $5,750 was recorded and determined based on the closing price of the stock on the date of approval by the Board of Directors.
k) In February 2004, the Company issued 142,928 shares of common stock in settlement of accounts payable totaling $31,444, which was equal to the market price of the common shares on the settlement date.
l) In January 2004, the Company sold 100,000 shares of common stock at $0.19 per share for cash proceeds of $19,000.

   For the year ended December 31, 2003:

a) In November 2003, the Company sold 288,095 units at $0.21 per unit for proceeds of $60,483. Each unit consisted of one common share and one common share purchase warrant entitling a holder to acquire an additional common share at an exercise price of $0.21, expiring on November 18, 2006.
b) In November 2003, three directors exercised 450,000 options to purchase the Company's common stock through a reduction of due to related parties totaling $450. The reduction was equal to the exercise price times the number options exercised.
c) In November 2003, option holders exercised 104,167 options to purchase the Company's common stock for $25,000.
d) In October 2003, the Company issued 1,000,000 shares of common stock for consulting services rendered valued at $160,000. The fair market price of the stock was determined based on the closing price of the stock on the date of approval by the Board of Directors. The contract amount was amortized over the contract period ending October 2004. The amount was treated as deferred compensation due to the stock being issued before the services were rendered.
e) In October 2003 the Company issued 300,000 shares of common stock in settlement of accounts payable totaling $71,881. The fair market price of the stock was determined based on the closing price of the stock on the date of settlement.
f) In October 2003, option holders exercised 277,777 options to purchase the Company's common stock for $50,000.
g) In July 2003, the Company issued 353,000 shares of common stock in settlement of accounts payable totaling $67,071. The fair market price of the stock was determined based on the closing price of the stock on the date of settlement.
h) In June 2003, option holders exercised 305,882 options to purchase the Company's common stock with a note receivable in the amount of $51,900. No amounts have been received on this note. Previous payments from the note holder related to other receivables have been returned due to insufficient funds. The amounts were recorded as a reduction of equity until paid in full. An allowance for the full amount has been included in general and administrative expenses at December 31, 2003. When funds are received, the allowance will be reversed.

i) In June 2003, option holders exercised 294,118 options to purchase the Company's common stock for $50,000. The Company recorded a receivable for the full amount. The receivable was the result of the Company receiving two checks totaling the $50,000 as consideration for the exercise of options that subsequent to the issuance of the common stock were returned for insufficient funds. The receivable, which has been offset against equity, was not received by the end of the year. An allowance has been set-up against the receivable in full and included in general and administrative expenses at December 31, 2003. The funds were received in 2004 and the allowance was reversed.
j) In May 2003, option holders exercised 1,000,000 options to purchase the Company's common stock for $160,000.
k) In April 2003, the Company issued 300,000 common shares in settlement of accounts payable totaling $51,000. The fair market price of the stock was determined based on the closing price of the stock on the date of the approval by the Board of Directors.
l) In March 2003, option holders exercised 135,000 options to purchase the Company's common stock for $9,450.
m) In March 2003, the Company issued 156,250 shares of common stock for consulting services rendered valued at $62,500. The fair market price of the stock was determined based on the closing price of the stock on the date of approval by the Board of Directors.
n) In March 2003, the Company issued 1,225,000 shares of common stock in settlement of accounts payable totaling $156,000, which is greater than the fair market value of the stock on the date of issuance.

   For the year ended December 31, 2003 (continued):

o) In March 2003, option holders exercised 1,560,000 options to purchase the Company's common stock in exchange for payables totaling $109,200. The reduction was equal to the exercise price times the number of options exercised.
p) In January 2003, the Company sold 900,543 units for proceeds of $63,037. Each unit consisted of 900,543 common shares and 900,543 warrants entitling the holder to purchase 900,543 common shares at $0.07 per share.

8.    STOCK WARRANTS

      The following represents all activity that took place with regards to warrants issued:

                                                                   Average
                                                                   Exercise
                                                                   Price Per
                                                 Number             Share

   Balance December 31, 2002                   2,771,095            $   0.16
   Warrants issued                             4,897,726                0.15
   Warrants expired                              (84,260)               0.79
   ----------------------------------------------------------------------------
   Balance, December 31, 2003                  7,584,561            $   0.15

   Warrants issued                             2,292,757                0.36
   Warrants exercised                         (2,417,140)               0.12
   Warrants reinstated                            52,000                0.07
   Warrants expired                             (100,000)               0.50
   ----------------------------------------------------------------------------
   Balance, December 31, 2004                  7,412,178            $   0.22
   ============================================================================

   The weighted average fair market value of the warrants issued during the year ended December 31, 2004 equals $0.42 and the weighted average remaining contractual life is 1.74 years.

   During the year ended December 31, 2004:

a) The 650,000 warrants were originally issued as options to a director and were converted to warrants on September 27, 2004.
b) The Company reinstated 52,000 warrants to an employee that had been previously shown as expired in prior periods.

   During the year ended December 31, 2003:

a) On November 18, 2003, an unrelated third party purchased 288,095 units for $60,483. Each unit consisted of 288,095 shares of the Company's common stock and 288,095 warrants entitling the holder to purchase 288,095 shares of common stock. These warrants were issued as additional consideration for a cash investment into the Company.

b) On November 11, 2003, an unrelated third party was issued 199,311 warrants to purchase common stock at $0.21 per share as part of the conversion of notes payable to equity. In accordance with EITF 00-27 (accounting for convertible instruments with non-detachable conversion options), the Company recognized $21,083 of expense. The fair market value of the equity instruments was estimated on the date of conversion using the Black-Scholes pricing model. The following assumptions were used: average risk-free interest rate of 1.32%; expected life of five years; dividend yield of 0%; and expected volatility of 504%. These warrants expire November 11, 2008.
c) On October 31, 2003, an unrelated third party was issued 541,666 warrants to purchase common stock at $0.12 per share as part of the conversion of notes payable to equity. In accordance with EITF 00-27 (accounting for convertible instruments with non-detachable conversion options), the Company recognized $35,000 of expense. The fair market value of the equity instruments was estimated on the date of conversion using the Black-Scholes pricing model. The following assumptions were used: average risk-free interest rate of 1.25%; expected life of five years; dividend yield of 0%; and expected volatility of 495%. These warrants expire October 31, 2008.
d) On April 11, 2003, an unrelated third party was issued 682,714 warrants to purchase common stock at $0.21 per share as part of the conversion of notes payable to equity. In accordance with EITF 00-27 (accounting for convertible instruments with non-detachable conversion options), the Company recognized $68,059 of expense. The fair market value of the equity instruments was estimated the average risk-free on the date of conversion using the Black-Scholes pricing model. The following assumptions were used: using interest rate of 1.57%; expected life of two years; dividend yield of 0%; and expected volatility of 461%. These warrants expire April 10, 2005.
e) On March 27, 2003, an unrelated third party was issued 26,305 warrants to purchase the Company's common stock at $0.30 per share as part of the conversion of notes payable to equity. In accordance with EITF 00-27 (accounting for convertible instruments with non-detachable conversion options), the Company recognized $3,664 of expense. The fair market value of the equity instruments was estimated on the date of conversion using the Black Scholes pricing model. The following assumptions were used: average risk-free interest rate of 1.57%; expected life of one year; dividend yield of 0%; and expected volatility of 458.42%. These warrants expire March 26, 2005.
f) On March 24, 2003, an unrelated third party was issued 272,903 warrants to purchase the Company's common stock at $0.30 per share as part of the conversion of notes payable to equity. In accordance with EITF 00-27 (accounting for convertible instruments with non-detachable conversion options), the Company recognized $41,607 of expense. The fair market value of the equity instruments was estimated on the date of conversion using the Black Scholes pricing model. The following assumptions were used: average risk-free interest rate of 1.57%; expected life of one year; dividend yield of 0%; and expected volatility of 458.42%. These warrants expire March 23, 2005.

g) On March 14, 2003, an unrelated third party was issued 206,300 warrants to purchase the Company's common stock at $0.30 per share as part of the conversion of notes payable to equity. In accordance with EITF 00-27 (accounting for convertible instruments with non-detachable conversion options), the Company recognized $34,586 of expense. The fair market value of the equity instruments was estimated on the date of conversion using the Black Scholes pricing model. The following assumptions were used: average risk-free interest rate of 1.57%; expected life of one year; dividend yield of 0%; and expected volatility of 458.42%. These warrants expire March 13, 2005.
h) On March 6, 2003, an unrelated third party was issued 153,943 warrants to purchase the Company's common stock at $0.30 per share as part of the conversion of notes payable to equity. In accordance with EITF 00-27 (accounting for convertible instruments with non-detachable conversion options), the Company recognized $24,535 of expense. The fair market value of the equity instruments was estimated on the date of conversion using the Black Scholes pricing model. The following assumptions were used: average risk-free interest rate of 1.57%; expected life of one year; dividend yield of 0%; and expected volatility of 458.42%. These warrants expire March 5, 2005.
i) On February 27, 2003, an unrelated third party was issued 139,474 warrants to purchase the Company's common stock at $0.38 per share as part of the conversion of notes payable to equity. In accordance with EITF 00-27 (accounting for convertible instruments with non-detachable conversion options), the Company recognized $26,500 of expense. The fair market value of the equity instruments was estimated on the date of conversion using the Black Scholes pricing model. The following assumptions were used: average risk-free interest rate of 1.57%; expected life of one year; dividend yield of 0%; and expected volatility of 458.42%. These warrants expire February 26, 2005.
j) On February 25, 2003, an unrelated third party was issued 65,789 warrants to purchase the Company's common stock at $0.38 per share as part of the conversion of notes payable to equity. In accordance with EITF 00-27 (accounting for convertible instruments with non-detachable conversion options), the Company recognized $12,820 of expense. The fair market value of the equity instruments was estimated on the date of conversion using the Black Scholes pricing model. The following assumptions were used: average risk-free interest rate of 1.57%; expected life of one year; dividend yield of 0%; and expected volatility of 458.42%. These warrants expire February 24, 2005.

k) On January 17, 2003, an unrelated third party was issued 145,683 warrants to purchase common stock at $0.08 per share as part of the conversion of notes payable to equity. In accordance with EITF 00-27 (accounting for convertible instruments with non-detachable conversion options), the Company recognized $6,747 of expense. The fair market value of the equity instruments was estimated on the date of conversion using the Black-Scholes pricing model. The following assumptions were used: average risk-free interest rate of 1.57%; expected life of one year; dividend yield of 0%; and expected volatility of 458%. These warrants expire January 16, 2005.
l) On January 13, 2003, an officer/director was issued 1,275,000 warrants to purchase 1,275,000 common shares at $0.08 per share. These warrants were issued as additional consideration for advances to the Company. The Company recognized $99,778 of expense relating to the issuance of the warrants below market. The fair value of the warrants were estimated on the date of grant using the Black-Scholes model. The following assumptions were used: average risk-free interest rate of 1.24%; expected life of one year; dividend yield of 0%; and expected volatility of 458%. These warrants expire January 15, 2008.
m) On January 6, 2003, an unrelated third party purchased 900,543 units for $63,038. Each unit consisted of 900,543 shares of the Company's common stock and 900,543 warrants entitling the holder to purchase 900,543 shares of common stock. These warrants were issued as additional consideration for a cash investment into the Company.

9. STOCK OPTIONS

   Non-Qualified Stock Option Plan

   The Company's Non-Qualified Stock Option Plan authorizes the issuance of common shares to persons that exercise options granted pursuant to this Plan. The Company's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to this Plan, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The option exercise price is determined by a committee and can't be less than $0.001. Pursuant to this Plan 12,500,000 common shares are reserved.

   Stock Bonus Plan

   Under the Company's Stock Bonus Plan, employees, directors, officers, consultants and advisors are eligible to receive a grant of the Company's shares, provided however that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

   The following table summarizes stock option plan activity under both Plans:

                                  Fiscal Year Ended       Fiscal Year Ended
                                  December 31, 2004       December 31, 2003
                                 -------------------      --------------------
                                 Shares     Weighted      Shares     Weighted
                                            Average                  Average
                                            Exercise                 Exercise
                                            Price                     Price
   Outstanding at beginning
       of year                  1,715,000      0.03      2,045,000     0.07
   Granted                      2,275,000      0.14      3,996,944     0.09
   Exercised                     (953,000)     0.18     (4,126,944)    0.11
   Forfeited                     (250,000)     0.21       (200,000)    0.07
   Options exchanged for
       warrants                  (650,000)     0.001             -        -
   ----------------------------------------------------------------------------
   Outstanding at end of year   2,137,000      0.07      1,715,000     0.03
   ============================================================================
   Exercisable at end of year   2,137,000      0.07      1,715,000     0.03
    ===========================================================================

   The following table summarizes information about stock options outstanding and exercisable at December 31, 2004:

                         Options Outstanding               Options Exercisable
                                Weighted   Weighted              Weighted
                                 Average    Average              Average
       Range of                 Remaining  Exercise              Exercise
    Exercise Price     Number     Years      Price      Number    Price

      $0.001        1,750,000      3.82       0.001   1,750,000     0.001
      $0.07           125,000      1.84       0.07      125,000     0.07
      $0.14            35,000      2.00       0.14       35,000     0.14
      $0.60           227,000      2.78       0.60      227,000     0.60
   ----------------------------------------------------------------------------
 $0.001 - $0.60     2,137,000      3.56       0.18    2,137,000     0.18
 ==============================================================================

a) On October 12, 2004, the Company granted 227,000 options to employees with an exercise price of $0.60, which was below the market price on the date of grant. Compensation expense in the amount of $18,160 was charged to operations for the three months ended December 31, 2004. The options are exercisable starting October 12, 2004 and expire October 12, 2007. The fair market value of the options under SFAS No.123 equals $138,578 and was determined on the date of grant using the Black-Scholes pricing model. The following assumptions were used: average risk free interest rate of 2.23%; expected life of three years; dividend yield of 0%; and expected volatility of 183%.
b) On September 2, 2004, the Company granted 128,000 options to a consultant at an exercise price of $0.73 per share, which was above the market price on the date of grant. Compensation expense of $46,179 was charged to operations for the three months ended September 30, 2004. These options were exercised in October 2004.
c) In April 2004, the Company granted 20,000 options to an employee at an exercise price of $0.07 per share, which was equal to the market price on the date of grant. These options were exercised in September 2004.
d) On March 10, 2004, the Company granted 1,450,000, options to 3 directors of the Company at an exercise price of $0.001 per share. The closing market price of the stock on the grant date was $0.23. Compensation expense in the amount of $332,050 was charged to operations for the three months ended March 31, 2004. In September 2004, 650,000 of these options were cancelled and reissued as warrants.
e) On March 10, 2004, the Company granted 250,000 options to a consultant at an exercise price equal to 90% of the closing price on the day before exercise. Consulting expense in the amount of $22,815 was charged to operations for the three months ended March 31, 2004. The fair market value was determined on the date of the grant using the Black-Scholes pricing model. The following assumptions were used: average risk free interest rate of 1.24%; expected life of one year; dividend yield of 0%; and expected volatility of 103%.

f) In January 2004, the Company granted 200,000 options to an employee with an exercise price of $0.22, which was equal to the market price on the date of grant. These options were exercised in March 2004.
g) In October 2003, the Company granted 277,777 options to a third party for consulting services to be rendered. Consulting expense of $67,092 has been recorded. The fair market value was determined on the date of grant using the Black-Scholes pricing model. The assumptions were as follows: average risk free interest rate of 1.18%; expected life of one year; dividend yield of 0%; and expected volatility of 410%.
h) In October 2003, the Company granted 265,000 options to employees with an exercise price of $0.14, which was equal to the market price on the date of grant. The options are exercisable starting January 1, 2004 and expire January 1, 2007. The fair market value of the options under FASB123 equals $31,170.
i) In October 2003, the Company granted 104,167 options to a third party for consulting services to be rendered. Consulting expense of $29,621 has been recorded. The fair market value was determined on the date of grant using the Black-Scholes pricing model. The assumptions were as follows: average risk free interest rate of 1.18%; expected life of one year; dividend yield of 0%; and expected volatility of 410%.

j) In May 2003, the Company granted 1,000,000 options to a third party for consulting services to be rendered. Consulting expense of $186,326 has been recorded. The fair market value was determined on the date of grant using the Black-Scholes pricing model. The assumptions were as follows: average risk free interest rate of 1.18%; expected life of one year; dividend yield of 0%; and expected volatility of 461%. All of the options were exercised as of December 31, 2003.
k) In April 2003, the Company granted 1,400,000 options to two directors for services rendered. The options were granted at $0.001 per share, which was below the market value on the date of grant. Compensation expense totaling $238,000 was recorded. The expense recorded was greater than the expense that would have been recorded under FASB123 using the Black-Scholes pricing model. Therefore, no proforma disclosure is required.

l) In March 2003, the Company disclosed 200,000 shares as being issued to two directors for services rendered. The stock certificates were never issued to the directors as the directors wanted options versus shares of stock. The Company has adjusted the accounting for this transaction to reflect 200,000 options being granted at an exercise price of $0.001 per share, which was below the market value on the date of grant. Compensation expense totaling $77,000 was recorded. The expense recorded was greater than the expense that would have been recorded under FASB 123 using the Black-Scholes pricing model. Therefore, no proforma disclosure is required.
m) In March 2003, the Company granted 600,000 options to a third party for services rendered. Consulting expense of $226,960 has been recorded. The fair market value was determined on the date of grant using the Black-Scholes pricing model. The assumptions were as follows: average risk free interest rate of 1.24%; expected life of one year; dividend yield of 0%; and expected volatility of 458%. In June 2003, 599,940 of these options were exercised.
n) In January 2003, the Company approved the issuance of 150,000 shares of common stock for services rendered totaling $16,350. These shares were not issued. During July 2003, the Company granted 150,000 options in lieu of the 150,000 shares of common stock. The transaction was not recorded by the Company at the date of grant. The Company, during the third quarter, has accounted for the transaction as if it occurred in January 2003. The options were granted at $0.001 per share, which was below the market value on the date of grant. Consulting expense of $16,350 has been recorded. The fair market value was determined on the date of grant using the Black-Scholes pricing model. The assumptions were as follows: average risk free interest rate of 1.36%; expected life of one year; dividend yield of 0%; and expected volatility of 420%. The difference between the expense recorded under APB25 and the amount that would have been recorded using the Black-Scholes model under FASB 123 was nominal, therefore no pro forma disclosure is considered necessary.

10.   LEGAL PROCEEDINGS

   In May 2004, a former consultant to the Company filed a civil action in the Ontario Superior Court of Justice against the Company and the Company's three directors. The former consultant was seeking 1,300,000 common shares of the Company and $80,000 in payment of consulting services purported to be rendered. On November 24, 2004 the action was dismissed and there is no outstanding claim against the Company.

   In September 2003 a lawsuit was filed against the Company seeking the payment of $13,623 in professional fees purported to be owing. The Company plans to vigorously defend the action. The full amount of $13,623 has been included in accounts payable and charged to operations in fiscal 2003.

11. INCOME TAXES

   At December 31, 2004 and 2003, the Company had net operating losses to carryforward totalling approximately $4,862,000 and $4,294,000, respectively. Because of the current uncertainty of realizing the benefit of these losses carried forward, a valuation allowance equal to the tax benefit for deferred taxes has been established. The full realization of the tax benefit associated with the losses carried forward depends upon the Company's ability to generate taxable income during the carryforward period through to 2023.

   The reconciliation of the Company's effective income tax rate to the United States statutory rate is as follows for the years ended December 31, 2004 and 2003.

                                                             2004       2003

   Federal Income Tax Rate                                   (35%)       (35%)
   Effect of Valuation Allowance                              35%         35%
    ===========================================================================
   Effective Income Tax Rate                                   0%          0%
   ============================================================================


   Any income subject to tax in Canada will be taxed at essentially the same rate as that in the United States.

   Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. The approximate tax effect of each type of temporary difference and carryforward that gave rise to the Company's deferred tax assets and liabilities at December 31, 2004 and 2003 are as follows:

                                                         2004         2003

   Net operating loss                                $ 568,000    $ 1,502,900
   Less:  Valuation allowance                         (568,000)    (1,502,900)
   ----------------------------------------------------------------------------
   Net deferred tax asset                            $       -    $         -
   ============================================================================


   The Company does not have any deferred tax liabilities.

12.   SUBSEQUENT EVENTS

a) In January 2005, the Company granted 500,000 options to three directors of the Company at an exercise price of $0.001 per share. The closing market price of the stock on the grant date was $0.77. Compensation expense of $384,500 was charged to operations.
b) In January 2005, the Company issued 26,305 common shares at $0.30 per share and 65,789 common shares at $0.38 per share pursuant to the exercise of warrants. Total consideration received was $32,891.
c) In February 2005, the Company received $125,400 and approved the issuance of 209,000 shares to 7 employees for the exercise of their options at the option price of $0.60.
d) In February 2005, the Company issued 8,450 common shares valued at $0.71 per share for consulting services rendered. The value of the services totaled $6,000 and the shares were valued at the closing price of the stock on February 14, 2005.
e) In February 2005, the Company issued 7,042 common shares valued at $0.71 per share for consulting services rendered to Pacific Biosciences Research Centre ("Pacific"), a related company. The Company will record an amount due from Pacific for $5,000. The shares were valued at the closing price of the stock on February 14, 2005.
f) In February 2005, the Company issued 70,643 common shares pursuant to the exercise of 139,474 warrants by a note holder. The method of payment was based on the cashless exercise provision of the stock purchase warrant. A note payable to this same note holder in the amount of $143,370 was converted into 955,800 units at $0.15 per unit. Each unit consisted of one common share and one common share purchase warrant entitling the holder to acquire an additional common share at an exercise price of $0.17 per share expiring March 9, 2010.
g) In March 2005 proceeds of $1,750 were received pursuant to 25,000 stock options exercised at a price of $0.07 per share.
h) In March 2005, the Company received $10,500 and issued 50,000 common shares at $0.21 per share pursuant to warrants exercised.

                       WHISPERING OAKS INTERNATIONAL, INC.
                             (d/b/a BIOCUREX, INC.)

                          INTERIM FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                                   (Unaudited)

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (DBA BIOCUREX, INC.)
                              FINANCIAL STATEMENTS






                                      INDEX



Balance Sheets as at June 30, 2005 (unaudited) and
 December 31, 2004 (audited)                                            F-1

Statements of Operations for the Three Months and Six Months
 Ended June 30, 2005 and 2004 (unaudited) and Accumulated from
 Inception of Development Stage (January 1, 2001) to
 June 30, 2005 (unaudited)                                              F-2

Statements of Cash Flows for the Six Months Ended June 30, 2005
 and 2004 (unaudited) and Accumulated from Inception of
 Development Stage (January 1, 2001) to June 30, 2005 (unaudited)    F-3 - F-4

Notes to Financial Statements                                        F-5 - F-17

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (DBA BIOCUREX, INC.)
                          (A Development Stage Company)
                           (Expressed in U.S. dollars)

                                 BALANCE SHEETS



                                                     June 30, 2005     December 31, 2004
                      ASSETS                          (Unaudited)          (Audited)
                                                           $                   $
Current Assets:
   Cash & cash equivalents                               478,232             94,479
   Investment - securities, at fair value (Note 2)       564,000            384,000
   Prepaid expenses                                           --             10,000
   Notes receivable (Note 3)                             117,646            100,542
                                                   --------------     --------------
Total current assets                                   1,159,878            589,021

Patents, net  (Note 4)                                   243,103            233,840
                                                   --------------     --------------
Total Assets                                           1,402,981            822,861
                                                   ==============     ==============

      LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
   Accounts payable                                      102,092            106,557
   Accrued liabilities                                   115,487             39,108
   Due to related parties (Note 5)                       479,023            473,426
   Convertible notes payable (Note 6)                    333,373            476,743
                                                   --------------     --------------
Total current liabilities                              1,029,975          1,095,834
                                                   --------------     --------------

Commitments and contingencies (Notes 1
and 10)                                                       --                 --

Stockholders' Equity (Deficit):
   Common stock, $0.001 par value; 125,000,000
   shares authorized 36,093,171 and 30,764,307
   shares issued and outstanding, respectively            36,093             30,764
   Additional paid-in capital                          7,347,256          5,527,599
   Subscription receivable                                (5,000)          (150,682)
   Deferred compensation                                      --            (26,834)
   Accumulated other comprehensive income                402,000            222,000

Accumulated deficit                                   (7,407,343)        (5,875,820)
                                                   --------------     --------------
Total Stockholders' Equity (deficit)                     373,006           (272,973)
                                                   --------------     --------------
Total Liabilities and Stockholders' Equity
(Deficit)                                              1,402,981            822,861
                                                   ==============     ==============



The accompanying notes are an integral part of these financial statements.

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (DBA BIOCUREX, INC.)
                          (A Development Stage Company)
                           (Expressed in U.S. dollars)

                             STATEMENT OF OPERATIONS
                                   (Unaudited)


                                                                                      Losses
                                                                                    Accumulated
                                                                                      During
                                                                                    Development
                                                                                       Stage
                                        For the Three months   For the Six months   January 1,
                                               ending                ending            2001
                                               June 30              June 30         to June 30,
                                           2005       2004      2005       2004        2005
                                           ----       ----      ----       ----        ----

                                             $          $         $          $           $
Net Revenue
  Sales                                          -                    -      1,250      6,700
  License Revenue                          200,000              200,000    207,756    407,756
                                        ---------- --------- ----------  ---------  ---------
                                           200,000         -    200,000    209,006    414,456
                                        ---------- --------- ----------  ---------  ---------
Operating expenses
  Depreciation and amortization              4,226     4,134      8,452      8,268     65,491
  Professional fees and consulting fees     78,951   101,649    154,799    173,693  1,661,501
  Research and development (Note 5 (b))    121,559   121,000    239,859    213,000  1,624,159
  Stock based compensation                  23,400    40,000    435,053    440,615  2,642,257
  General and administrative expense
  (Note 5 (b))                             141,150    70,963    188,351     55,216    701,709
                                        ---------- --------- ----------  ---------  ---------
Total operating expenses                   369,286   337,746  1,026,514    890,792  6,695,117
                                        ---------- --------- ----------  ---------  ---------
Loss from operations                     (169,286) (337,746)  (826,514)  (681,786) (6,280,661)

Other income (expense) :
  Interest income                            1,800         -      3,176          -    336,455
  Interest expense, net                                                             1,438,604)
  (Note 8(g))                              (8,483)   (7,498)  (708,185)   (18,527) (
  Loss on issuance of shares                     -         -          -          -   (33,475)
  Gain on sale of equity
  investment                                     -         -          -          -     89,533
  Gain on extinguishment of convertible
  debt                                           -         -          -          -     33,584
                                        ---------- --------- ----------  ---------  ---------
     Total other income (expense)          (6,683)   (7,498)  (705,009)   (18,527) (1,012,507)
                                        ---------- --------- ----------  ---------  ---------
Net loss                                 (175,969) (345,244) (1,531,523) (700,313) (7,293,168)

Other comprehensive income
  Change in unrealized gain on
  marketable securities                    264,000   210,000    180,000    360,000    318,000
                                        ---------- --------- ----------  ---------  ---------
Comprehensive Income (Loss)                 88,031 (135,244) (1,351,523) (340,313) (6,975,168)
                                        ========== ========= ==========  ========= ===========
Net loss per share - basic and diluted       (0.01)   (0.01)      (0.05)    (0.03)
                                        ========== ========= =========== =========

Weighted average shares outstanding - basic
    and diluted                       $34,863,594 $26,749,465 $33,581,616 $25,993,697
                                     ============ =========== =========== ===========



The accompanying notes are an integral part of these financial statements.

                       WHISPERING OAKS INTERNATIONAL, INC.
                              (DBA BIOCUREX, INC.)
                          (A Development Stage Company)
                           (Expressed in U.S. dollars)

                             STATEMENT OF CASH FLOWS


                                                                             Losses
                                                                       Accumulated During
                                                  For the Six months   Development Stage
                                                    ending June 30      January 1, 2001
                                                   2005        2004     to June 30, 2005
                                               -------------------------------------------
Cash flows used for operating activities:
Net loss                                       (1,531,523)  (700,313)    (7,293,168)
Adjustments to reconcile net loss to net cash
   used for operating activities:
   Depreciation and amortization                     8,452      8,268         65,491
   Amortization of deferred compensation            26,834     80,000        275,000
   Issuance of warrants                            691,587          -        691,587
   Fair market value of options/stock for
   consulting services                              56,900     54,259        698,393

   Stock based compensation                        389,000    337,800      1,859,475

   Discount on convertible debentures                    -          -        736,542

   Variable accounting for equity instruments            -          -      (458,110)

   Gain on extinguishments of debt                       -          -       (33,584)

   Gain on sale of investment                            -          -      (194,607)
   Allowance (recovery) for uncollectible
   notes receivables                                 8,478   (50,000)         60,378
Changes in operating assets and liabilities:
   Decrease (increase) in prepaid expenses          10,000   (37,913)              -

   Accrued interest on notes receivable            (2,622)    (9,415)      (113,164)
   (Decrease) increase in accounts payable         (4,465)      8,682        549,736
   Increase in accrued liabilities                  76,379    101,853        115,487

   (Decrease) in deferred revenue                        -  (162,000)      (162,000)
                                               -------------------------------------------
Net cash used for operating activities           (270,980)  (368,779)    (3,202,544)
                                               -------------------------------------------
Cash flows provided by investing activities:
        Addition to patents                       (17,715)   (22,931)      (104,126)

        Proceeds from sale of investment                 -          -        230,666
                                               -------------------------------------------
Net cash provided by investing activities         (17,715)   (22,931)        126,540
                                               -------------------------------------------
Cash flows provided by financing activities:

   Payment from subscriptions receivable           150,682     50,000              -
   Proceed from non-secured notes                   93,440                    93,440
   Proceeds from convertible notes payable               -          -        639,743
   Payment on convertible notes payable                  -          -       (53,000)
   Proceeds from issuance of common stock          160,000    182,050      1,053,678
   Exercise of stock options                        13,750     58,850        481,340
   Exercise of warrants                            248,979     64,000        541,311
  (Decrease) Increase in due to related
   parties                                           5,597   (10,752)        545,173
                                               -------------------------------------------
Net cash provided by financing activities          672,448    344,148      3,301,685
                                               -------------------------------------------
Net increase (decrease) in cash                    383,753   (47,562)        235,681
Cash, beginning                                     94,479    133,349        242,551
                                               -------------------------------------------
Cash, ending                                       478,232     85,787        478,232
                                               ===========================================
Supplemental disclosure of cash flow
information:
 Cash paid for:
                                               ===========================================
       Interest expense                            $     -    $     -         $     -
       Income taxes                                $     -    $     -         $     -
                                               ===========================================


NON-CASH INVESTING AND FINANCING ACTIVITIES:


a) In February 2005, the Company issued 70,643 common shares pursuant to the exercise of 139,474 warrants by a note holder. The method of payment was based on the cashless exercise provision of the stock purchase warrant. A note payable to this same note holder in the amount of $143,370 was converted into 955,800 units, consisting of one common share at $0.15 and one common share purchase warrant entitling the holder to acquire an additional common share at an exercise price of $0.17 per share.
b) In February 2005, the Company issued 8,450 common shares for consulting services valued at $6,000.
c) In February 2005, the Company issued 7,042 common shares for consulting services. The Company recorded an expense in the amount of $5,000 with respect to the issuance of these shares.
d) In February 2005, the Company issued 209,000 shares to employees for the exercise of their options by the issuance of notes receivable totaling $125,400.
e) In March 2005, the Company issued 30,000 common shares in settlement of services provided of $24,392 and services to be provided of $2,608.
f) In Apr 2005, the Company issued 5,000 shares to an employee for the exercise of their options by the issuance of notes receivable totaling $3,000.
g) In May 4, 2005, the Company issued 15,000 common shares with a fair value of $18,900 to an employee for a performance bonus.
h) In February 2004, the Company issued 142,928 common shares in settlement of accounts payable totaling $31,444.
i) In November 2003, the Company entered into a contract for consulting services, in exchange for 1,000,000 common shares having a value of $160,000. A total of $93,333 has been recorded as deferred compensation as of March 31, 2004.
j) In March 2004, the Company granted options with a fair value of $22,815 for consulting services to be provided.

                       WHISPERING OAKS INTERNATIONAL, INC.
                      (A Company in the Development Stage)

                          NOTES TO FINANCIAL STATEMENTS
                     SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                            (Expressed in US dollars)
                                   (Unaudited)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Nature of Operations and Continuance of Business

   Whispering Oaks International, Inc. (dba BioCurex, Inc.) (the "Company") was incorporated on December 8, 1997, under the laws of the State of Texas. During the first quarter of 2001, the Company ceased its business activities relating to the acquisition and sale of thoroughbred racehorses when a change of majority control occurred. On February 21, 2001, the Company acquired intellectual properties and patents relating to cancer diagnostics and therapeutics. The Company is now in the business of developing, producing, marketing and licensing cancer diagnostic kits and is currently considered a development stage enterprise as defined by Statement of Financial Accounting Standards No. 7.

   The financial statements are prepared in conformity with accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company does not have sufficient cash nor does it have an established source of revenue to cover its ongoing costs of operations. As of June 30, 2005, the Company has working capital of $129,903 and accumulated loss of $7,293,168 since inception of development stage. These factors raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

   Management is currently seeking additional financing through the sale of equity and from borrowings from private lenders to cover its operating expenses and restructuring its convertible notes payable into common stock.

   Use of Estimates

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from those estimates.

                       WHISPERING OAKS INTERNATIONAL, INC.
                      (A Company in the Development Stage)

                          NOTES TO FINANCIAL STATEMENTS
                     SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                            (Expressed in US dollars)
                                   (Unaudited)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

   Cash and Cash Equivalents

   The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

   Foreign Currency Translation

   The Company's functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated to United States dollars in accordance with Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 52 "Foreign Currency Translation" using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars.

   Revenue Recognition

   The Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements." Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectibility is reasonably assured. The Company's revenue consists of license fees related to the licensing of its RECAF(TM) technology. Currently, there is one license agreement. The Company recognizes revenues at the time of shipment of products and subsequent to performing credit evaluations of customers.

   Long-lived Assets

   In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes an impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

                       WHISPERING OAKS INTERNATIONAL, INC.
                      (A Company in the Development Stage)

                          NOTES TO FINANCIAL STATEMENTS
                     SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                            (Expressed in US dollars)
                                   (Unaudited)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

   Research and Development Costs

   Research and development costs are charged to operations as incurred.

   Financial Instruments

   The fair values of cash and equivalents, accounts payable, accrued liabilities, due to related parties and convertible notes payable were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company's operations are in Canada which results in exposure to market risks from changes in foreign currency rates. The financial risk to the Company's operations results from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

   Interim Financial Statements

   The interim unaudited financial statements for the six months ended June 30, 2005 and 2004 have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

   Income Taxes

   Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109, "Accounting for Income Taxes", as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

                       WHISPERING OAKS INTERNATIONAL, INC.
                      (A Company in the Development Stage)

                          NOTES TO FINANCIAL STATEMENTS
                     SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                            (Expressed in US dollars)
                                   (Unaudited)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

   Investments

   Investments consist of equity securities classified as "available-for-sale" securities under SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities" and are reported at fair value. Accordingly, unrealized gains and losses on these investments are reflected as other comprehensive income in stockholders' equity.

   Reclassifications

   The Company has made reclassifications to the statement of operations for three months ended March 31, 2004 to conform to the current year's presentation. A total of $400,615 of professional and consulting fees have been reclassified as stock based compensation in the amount of $62,815 and general and administrative expense in the amount of $337,800.

   Comprehensive Income

   SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As at June 30, 2005 and 2004, the Company's only component of comprehensive income was unrealized holding gains and losses on available-for-sale securities.

   Basic and Diluted Net Loss per Share

   The Company computes net loss per share in accordance with SFAS No. 128, "Earnings Per Share," which requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS").

   The computation of basic earnings per share is computed by dividing income available to common stockholders by the weighted-average number of outstanding common shares during the period. Diluted earnings per share give effect to all potentially dilutive common shares outstanding during the period. The computation of Diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an antidilutive effect on earnings. As of June 30, 2005 and 2004, the Company had approximately 11,340,891 and 16,828,553 of anti-dilutive securities, including options, warrants and equity instruments related to convertible notes payable.

                       WHISPERING OAKS INTERNATIONAL, INC.
                      (A Company in the Development Stage)

                          NOTES TO FINANCIAL STATEMENTS
                     SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                            (Expressed in US dollars)
                                   (Unaudited)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

   Stock-Based Compensation

   The Company accounts for employee stock options in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." Under APB 25, the Company does not recognize compensation expense related to options issued under the Company's employee stock options plans, unless the option is granted at a price below market price on the date of grant.

   SFAS No. 123, "Accounting for Stock-Based Compensation", established a fair value based method of accounting for stock-based awards. SFAS No. 123, which prescribes the recognition of compensation expense based on the fair value of options on the grant date, allows companies to continue applying APB 25 if certain pro forma disclosures are made using the fair value method, for which the Company uses the Black-Scholes options-pricing model.

   For non-employee stock-based compensation, the Company recognizes an expense in accordance with SFAS No. 123 and values the equity securities based on the fair value of the security on the date of grant. For stock-based awards, the value is based on the market value for the stock on the date of grant and if the stock has restrictions as to transferability, a discount is provided for lack of tradability. Stock option awards are valued using the Black-Scholes option-pricing model.

   Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure, an Amendment of FASB Statement No. 123," (SFAS 148), amended the disclosure requirements of SFAS 123 to require more prominent disclosures in both annual and interim financial statements regarding the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

   Proforma information regarding net loss and loss per share under the fair value method for options is as follows:

                       WHISPERING OAKS INTERNATIONAL, INC.
                      (A Company in the Development Stage)

                          NOTES TO FINANCIAL STATEMENTS
                     SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                            (Expressed in US dollars)
                                   (Unaudited)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

   Stock-Based Compensation

                                    Three Months Ended        Six Months Ended
                                   June 30,    June 30,     June 30,    June 30,
                                     2005        2004         2005        2004
                                 -----------------------------------------------
                                      $            $            $           $

   Net loss - as reported        (175,969)    (345,244)   (1,531,523)  (700,313)
   Add: Stock-based compensation
     included in net loss          23,400       40,000       435,053    440,615

   Deduct: Stock-based compensation
    determined under the fair
   value method                   (23,400)     (40,000)    (435,053)   (440,615)
                                 -----------------------------------------------

   Pro forma net loss            (175,969)    (345,244)   (1,531,523)  (700,313)
                                 ===============================================

   Basic and diluted loss per share:
     As reported                    (0.01)       (0.01)       (0.05)     (0.03)
     Pro forma                      (0.01)       (0.01)       (0.05)     (0.03)

   The weighted average assumptions used for the six months ended June 30, 2005 and 2004 are as follows:

                                   Three Months Ended        Six Months Ended
                                  June 30,    June 30,    June 30,    June 30,
                                    2005        2004        2005        2004
                                 -----------------------------------------------
   Stock Options
   Expected dividend yield            - %         - %         0%        0.0%
   Risk-free interest rate            - %         - %      2.86%        1.2%
   Expected volatility                - %         - %       168%     102.88%
   Expected life (in years)             -           -        1.0         1.0

                       WHISPERING OAKS INTERNATIONAL, INC.
                      (A Company in the Development Stage)

                          NOTES TO FINANCIAL STATEMENTS
                     SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                            (Expressed in US dollars)
                                   (Unaudited)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

   Recent Accounting Pronouncements

   In December 2004, FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets
   - An Amendment of APB Opinion No. 29". The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions", is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position

   In December 2004, FASB issued SFAS No. 123R, "Share Based Payment". SFAS 123R is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position

                       WHISPERING OAKS INTERNATIONAL, INC.
                      (A Company in the Development Stage)

                          NOTES TO FINANCIAL STATEMENTS
                     SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                            (Expressed in US dollars)
                                   (Unaudited)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

   Recent Accounting Pronouncements (cont'd)

   In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 ("SAB 107") to give guidance on the implementation of SFAS 123R. The Company will consider SAB 107 during implementation of SFAS 123R.

   The FASB has also issued SFAS No. 151 and 152, but they will not have relationship to the operations of the Company. Therefore a description and its impact for each on the Company's operations and financial position have not been disclosed.

2. INVESTMENT - SECURITIES

   In November 2002, the Company entered into a Licensing Agreement ("the Agreement") with a third party whereby it licensed part of its technology in exchange for cash and 600,000 shares of the third party's publicly traded common stock that had a fair value of $162,000. The 600,000 shares of common stock are classified as "available for sale" in accordance with SFAS No. 115 and are reported at fair value. As of June 30, 2004, the value of these shares was $540,000 and an unrealized gain of $360,000 was recorded as comprehensive gain for the six months ended June 30, 2004. As of June 30, 2005 the value of these shares was $564,000 and an unrealized gain of $180,000 was recorded as comprehensive income for the six months ended June 30, 2005. On March 18, 2004, the Company amended the Agreement in consideration for 400,000 additional shares of the third party's publicly traded common stock. Since the Company is not certain as to when it will receive these shares, the marketable securities and revenue associated with the value of these shares has been deferred until the share are received.

3.    NOTES RECEIVABLE

a) In February 2005, a total of 209,000 common shares were issued pursuant to stock options exercised in exchange for promissory notes totaling $125,400 which are non-interest bearing, unsecured and repayable in full within seven days' notice of demand.
b) In April 2005, a total of 5,000 common shares were issued pursuant to stock options exercised in exchange for a $3,000 non-interest bearing and unsecured note, which is repayable in full within seven days' notice of demand.

                       WHISPERING OAKS INTERNATIONAL, INC.
                      (A Company in the Development Stage)

                          NOTES TO FINANCIAL STATEMENTS
                     SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                            (Expressed in US dollars)
                                   (Unaudited)

3. NOTES RECEIVABLE (continued)

c) In April 2005, the Company received $12,000 from an employee for the repayment of a promissory note.


4.    PATENTS

   Patents relate to developing the method for diagnostic and treatment of cancer using a new cancer marker called "RECAF." These patents are presently registered in over twenty countries with ongoing registrations currently being conducted. Patents are stated at cost. Once the Company receives patent approval, amortization is calculated using the straight-line method over the estimated useful life of 15 years. Patent amortization of $4,226 and $4,134 was charged to operations during the three months ended June 30, 2005 and 2004, respectively. Patent amortization of $8,452 and $8,268 was charged to operations during the six months ended June 30, 2005 and 2004, respectively.

   A schedule of the patents is as follows:
                                                June 30,          December 31,
                                                  2005                2004
                                               (Unaudited)         (Audited)


   Patents                                     $ 308,594           $ 290,879
   Less, accumulated amortization                (65,491)            (57,039)
                                              ----------          ----------

                                               $ 243,103           $ 233,840
                                               =========           =========

   Future amortization expense is as follows:

                  Year ended December 31,
                         2005                 $ 16,904
                         2006                   16,904
                         2007                   16,904
                         2008                   16,904
                         2009                   16,904
                        Thereafter             158,583
                                             ---------
                                              $243,103

                       WHISPERING OAKS INTERNATIONAL, INC.
                      (A Company in the Development Stage)

                          NOTES TO FINANCIAL STATEMENTS
                     SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                            (Expressed in US dollars)
                                   (Unaudited)

5. RELATED PARTY TRANSACTIONS/BALANCES

   The Company has entered into related party transactions with two director/officers of the Company as well as an affiliated company. The Company's related party transactions are as follows:

   Due to Related Parties
                                                         June 30,   December 31,
                                                           2005         2004
                                                        (Unaudited)   (Audited)

   a)   Due to a director/officer - interest            $   74,009   $   74,009
   b)   Due to Pacific BioSciences Research Centre         398,014      384,984
   c)   Due to directors/officers                            7,000       14,433
                                                      ------------  -----------
                                                        $  479,023  $  473,426
                                                      ============  ===========

a) The Company received advances from a director of the Company that were unsecured, bear interest at 11% and were due on demand. The Company repaid all advances and accrued interest to August 12, 2004, being the date of repayment, totaling $74,009 and which is unsecured, non-interest bearing and due on demand.

b) The Company's research and development is performed by Pacific BioSciences Research Centre ("Pacific"). Pacific is 100% owned by a director/officer of the Company. During the six months ended June 30, 2005 and 2004, Pacific did research and development for the Company valued at $239,859 and $213,000, respectively.

        Pacific also provided administrative services during the six months ended June 30, 2005 and 2004, valued at $64,744 and $23,000, respectively. During the six months ended June 30, 2005, Pacific charged interest of $8,483, calculated at prime rate on the monthly balance owed. At June 30, 2005, the Company owed $398,014 to Pacific. This amount is unsecured and due on demand.

c) The amounts owing to directors/officers are unsecured, non-interest bearing and due on demand.

                       WHISPERING OAKS INTERNATIONAL, INC.
                      (A Company in the Development Stage)

                          NOTES TO FINANCIAL STATEMENTS
                     SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                            (Expressed in US dollars)
                                   (Unaudited)

6. CONVERTIBLE NOTES PAYABLE


   The Company received funds during 2003 relating to ten (10) convertible notes payable totaling $529,743, bearing interest at 5% and due on demand. One of the notes payable in the amount of $53,000 was repaid in April 2003. A gain of $33,584 was recorded on the date of repurchase of the convertible debenture as determined through the calculation of the intrinsic value of the beneficial conversion feature on the date of extinguishment. Under the convertibility terms of the notes payable, the principal, plus accrued interest, can be converted immediately, at the option of the holder, either in whole, or in part, into fully paid common shares of the Company. The conversion price per share is equal to the lesser of the stated price (ranging between $0.05 and $0.23) or 75% of the average closing bid prices for the five (5) trading days ending on the trading day immediately before the date of the conversion. In conjunction with the issuance of the notes, the Company issued 2,434,088 warrants to the note holders entitling them to purchase 2,434,088 shares of common stock at exercise prices between $0.08 and $0.38. The warrants expire two years after the issuance date.

   In accordance with EITF 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments" and EITF 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios", the proceeds were allocated between the debt and warrants based on their relative fair values. The value assigned to the warrants totaled $274,601 and was expensed immediately due to the notes being due on demand. The fair values were determined using the Black-Scholes option pricing model using the following weighted average assumptions: average risk-free interest rate of 1.49%; expected life of 2 years; expected volatility of 473%; and no expected dividends. In addition to the shares to be received upon conversion, the note holder will also receive an equal number of warrants to purchase shares at 110% of the conversion price amount. The beneficial conversion feature was calculated under EITF 00-27, and equaled $255,142. Due to the notes being due on demand, the discount was immediately expensed. The convertibility feature expires five years after the date of the Agreement.

   In February 2005, a note in the amount of $143,370 was converted into 955,800 units, consisting of one common share at $0.15 per share and one common share purchase warrant entitling the holder to acquire an additional common share at an exercise price of $0.17 per share expiring on March 9, 2010. In accordance with EITF 00-27, the Company recognized an expense of $691,587 upon the conversion of the note. The fair value of the equity instruments was estimated on the date of conversion using the Black-Scholes pricing model. The following assumptions were used: average risk-free interest rate of 3.03%; expected life of three years; dividend yield of 0%; and expected volatility of 167%.

                       WHISPERING OAKS INTERNATIONAL, INC.
                      (A Company in the Development Stage)

                          NOTES TO FINANCIAL STATEMENTS
                     SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                            (Expressed in US dollars)
                                   (Unaudited)

7. COMMON STOCK

   For the six months ended June 30, 2005:

a) In June 2005 the Company issued 600,000 shares of common stock at $0.10 per share pursuant to exercise of warrants for proceeds of $60,000. The fair market value of the Company's common stock was $0.05 on the date the warrants were issued.

b) In June 2005 the Company issued 4,545 shares of common stock for $5,000. Subscription receivable was recorded which was equal to the exercise price times the number of options exercised.

c) In June 2005 the Company issued 135,000 shares of common stock at $1.00 per share for proceeds of $135,000. The fair market value of the Company's common stock was $0.19 on the date the warrants were issued.

d) In May 2005 the Company issued 682,714 shares of common stock at $0.21 per share pursuant to exercise of warrants for proceeds of $143,367. The fair market value of the Company's common stock was $1.27 on the date the warrants were issued.

e) In May 2005 the Company issued 25,000 shares of common stock at $1.00 per share for proceeds of $25,000.

f) In May 2005 the Company issued 15,000 shares of common stock with a fair value of $18,900 to an employee for a performance bonus.

g) In April 2005 an employee exercised 5,000 options to purchase the Company's common stock for $3,000. The Company received a note receivable for $3,000.

h) In March 2005 the Company issued 213,576 shares of common stock pursuant to the exercise of 272,903 warrants by a note holder. The method of payment was based on the cashless exercise provision of the stock purchase warrant.

i) In March 2005 two directors exercised 1,750,000 options to purchase the Company's common stock for $1,750. Subscription receivable was recorded which was equal to the exercise price times the number of options exercised.

                       WHISPERING OAKS INTERNATIONAL, INC.
                      (A Company in the Development Stage)

                          NOTES TO FINANCIAL STATEMENTS
                     SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                            (Expressed in US dollars)
                                   (Unaudited)

7. COMMON STOCK (Continued)

j) In March 2005 a director exercised 450,000 warrants to purchase the Company's common stock for $450. Subscription receivable was recorded which was equal to the exercise price times the number of options exercised.

k) In March 2005 the Company issued 25,000 shares of common stock at $0.07 per share pursuant to the exercise of stock options for proceeds of $1,750. The fair market value of the Company's stock was $1.27 on the date the stock options were issued.

l) In March 2005 the Company issued 50,000 shares of common stock at $0.21 per share pursuant to the exercise of warrants for proceeds of $10,500. The fair market value of the Company's stock was $0.29 on the date the warrants were issued.

m) In March 2005 the Company issued 30,000 shares of common stock for $24,392 of services provided and for $2,608 of services to be provided, which was equal to the market price of the common shares on the settlement date. The Company recorded $2,608 of services to be provided as deferred compensation.

n) In February 2005 the Company issued 209,000 shares of common stock to seven employees upon the exercise of options at a price of $0.60 per share. The Company received notes totaling $125,400 in payment of the exercise price.

o) In February 2005 the Company issued 7,042 shares of common stock valued at $0.71 per share for consulting services. The shares were valued at the closing price of the stock on the date of issuance.

p) In February 2005 the Company issued 8,450 shares of common stock valued at $0.71 per share for consulting services received. The value of the services totaled $6,000 and the shares were valued at the closing price of the stock on the date of issuance.

q) In February 2005 the Company issued 70,643 shares of common stock pursuant to the exercise of 139,474 warrants by a note holder. The method of payment was based on the cashless exercise provision of the stock purchase warrant. A note payable to this same note holder in the amount of $143,370 was converted into 955,800 units at $0.15 per unit. Each unit consisted of one common share and one common share purchase warrant entitling the holder to acquire an additional common share at an exercise price of $0.17 per share expiring March 9, 2010.

                       WHISPERING OAKS INTERNATIONAL, INC.
                      (A Company in the Development Stage)

                          NOTES TO FINANCIAL STATEMENTS
                     SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                            (Expressed in US dollars)
                                   (Unaudited)

7. COMMON STOCK (Continued)

r) In January 2005 the Company issued 26,305 shares of common stock at $0.30 per share and 65,789 common shares at $0.38 per share pursuant to the exercise of warrants. Total consideration received was $32,891. The fair market value of the Company's common stock was $0.26 and $0.40 respectively on the date the warrants were issued.

  For the six months ended June 30, 2004:

a) In June 2004 the Company issued 105,263 shares of common stock for the exercise of warrants at $0.19 per share for proceeds of $20,000. The fair market value of the Company's common stock was $0.22 on the date the warrants were issued.

b) In June 2004 the Company issued 628,571 shares of common stock for the exercise of warrants at $0.07 per share for proceeds of $44,000. The fair market value of the Company's common stock was $0.05 on the date the warrants were issued.

c) In April 2004 option holders exercised 215,000 options to purchase the Company's common stock for proceeds of $9,250. The fair market value of the Company's stock options was $0.22 on the date the options were issued.

d) In March 2004 the Company sold 533,334 units at $0.15 per unit for proceeds of $80,000. Each unit consisted of one common share and one common share purchase warrant entitling a holder to acquire an additional common share at an exercise price of $0.15 as to 266,667 warrants and at $0.17 as to 266,667 warrants all expiring on March 31, 2007.
e) In March 2004 the Company sold 315,790 units at $0.19 per unit for proceeds of $60,000. Each unit consisted of one common share and one common share purchase warrant entitling a holder to acquire an additional common share at an exercise price of $0.19, expiring on March 31, 2009.
f) In March 2004 option holders exercised 240,000 options to purchase the Company's common stock for $49,600. The Company received cash of $2,800 in March, $2,800 in April $44,000 in May 2004.
g) In March 2004 the Company sold 100,000 shares of common stock at $0.15 per share for cash proceeds of $15,000.

                       WHISPERING OAKS INTERNATIONAL, INC.
                      (A Company in the Development Stage)

                          NOTES TO FINANCIAL STATEMENTS
                     SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                            (Expressed in US dollars)
                                   (Unaudited)

7. COMMON STOCK (continued)

h) In March 2004 the Company issued 25,000 shares of the Company's common stock to an employee as a bonus. Compensation expense totaling $5,750 was recorded and determined based on the closing price of the stock on the date of approval by the Board of Directors.

i) In February 2004 the Company issued 142,928 shares of common stock in settlement of accounts payable totaling $31,444. The shares were valued at $0.22 per share, which was equal to the market price of the Company's common shares on the date the shares were issued.

j) In January 2004 the Company sold 100,000 shares of common stock at $0.19 per share for cash proceeds of $19,000.

8.      STOCK WARRANTS

   As of June 30, 2005, the Company had 6,200,793 warrants outstanding.

   During the six months ended June 30, 2005:

a) 160,000 warrants were issued at an exercise price of $2.00 per share and expiring any time during the period ending six months after the date the shares issuable upon the exercise of the warrants have been registered for public sale with the Securities and Exchange Commission.

b) 160,000 warrants were issued at an exercise price of $3.25 per share and expiring on any time during the period ending twelve months after the date the shares issuable upon the exercise of the warrants have been registered for public sale with the Securities and Exchange Commission.

c) The Company amended the exercise price of 100,000 warrants from $0.50 to $0.80 and extended the date of expiry from March 15, 2005 to June 15, 2005. These warrants expired in full without exercise.

d) The Company amended the exercise price of 100,000 warrants from $1.00 to $1.50 and extended the date of expiry from March 15, 2005 to June 15, 2005. These warrants expired in full without exercise.

                       WHISPERING OAKS INTERNATIONAL, INC.
                      (A Company in the Development Stage)

                          NOTES TO FINANCIAL STATEMENTS
                     SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                            (Expressed in US dollars)
                                   (Unaudited)


8. STOCK WARRANTS (continued)

e) A total of 1,874,808 warrants were exercised for cash and are made up of the following: 450,000 shares at $0.001 per share, of which $450 is owing at March 31, 2005; 732,714 shares at $0.21 per share; 26,305 shares at $0.30 per share; 65,789 shares at $0.38 per share; and, 600,000 shares at $0.10 per share.

f) A total of 412,377 cashless warrants were exercised as follows: 139,474 warrants to acquire 70,643 shares and 272,903 warrants to acquire 213,576 shares.

g) The Company issued 955,800 warrants upon the conversion of a convertible note of $143,370 into 955,800 units at $0.15 per unit. The warrants are exercisable at $0.17 per share and expire on March 9, 2010. In accordance with EITF 00-27, the Company recognized $691,587 of interest expense. Refer to note 6.

9.      STOCK OPTIONS

   Non-Qualified Stock Option Plan

   The Company's Non-Qualified Stock Option Plan authorizes the issuance of common shares to persons that exercise options granted pursuant to this Plan. The Company's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to this Plan, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The option exercise price is determined by a committee and cannot be less than $0.001. Pursuant to this Plan 12,500,000 common shares are reserved.

   Stock Bonus Plan

   Under the Company's Stock Bonus Plan, employees, directors, officers, consultants and advisors are eligible to receive a grant of the Company's shares, provided however that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

a) In January 2005, the Company granted 500,000 options to three directors of the Company at an exercise price of $0.001 per share. The closing market price of the stock on the grant date was $0.77. Compensation expense totaling $384,500 was charged to operations.

                       WHISPERING OAKS INTERNATIONAL, INC.
                      (A Company in the Development Stage)

                          NOTES TO FINANCIAL STATEMENTS
                     SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                            (Expressed in US dollars)
                                   (Unaudited)

9. STOCK OPTIONS (continued)

b) On March 10, 2004, the Company granted 1,450,000, options to 3 directors of the Company at an exercise price of $0.001 per share. The closing market price of the stock on the grant date was $0.23. Compensation expense in the amount of $332,050 was charged to operations for the three months ended March 31, 2004.

c) On March 10, 2004, the Company granted 250,000 options to a consultant at an exercise price equal to 90% of the closing price on the day before exercise. Consulting expense in the amount of $22,815 was charged to operations for the three months ended March 31, 2004. The fair market value was determined on the date of the grant using the Black-Scholes pricing model. The following assumptions were used: average risk free interest rate of 1.24%; expected life of one year; dividend yield of 0%; and expected volatility of 103%.

d) In January 2004, the Company granted 200,000 options to an employee with an exercise price of $0.22, which was equal to the market price on the date of grant. These options were exercised in March 2004.

10.     LEGAL PROCEEDINGS

   In May 2004, a former consultant to the Company filed a civil action in the Ontario Superior Court of Justice against the Company and the Company's three directors. The former consultant was seeking 1,300,000 common shares of the Company and $80,000 in payment of consulting services purported to be rendered. On November 24, 2004 the action was dismissed and there is no outstanding claim against the Company.

   In September 2003 a lawsuit was filed against the Company seeking the payment of $13,623 in professional fees purported to be owing. The Company plans to vigorously defend the action. The full amount of $13,623 has been included in accounts payable and charged to operations in fiscal 2003.

a) In July 2005, the Company issued 20,000 shares of common stock for legal services received. The value of the services totaled $9,469 and the shares were valued at the closing price of the stock on the date of issuance.

b) In July 2005, the Company entered into a service agreement to pay $25,000 cash and issued 50,000 restricted shares of common stock for 90 days of consulting and marketing services to be provided.

                                TABLE OF CONTENTS
                                                                          Page
PROSPECTUS SUMMARY .......................................
RISK FACTORS .............................................
FORWARD LOOKING STATEMENTS ...............................
USE OF PROCEEDS ..........................................
MARKET FOR COMMON STOCK ..................................
MANAGEMENT'S DISCUSSION AND ANALYSIS
     AND PLAN OF OPERATION ...............................
BUSINESS..................................................
MANAGEMENT ...............................................
PRINCIPAL SHAREHOLDERS....................................
OFFERING BY BIOCUREX .....................................
SELLING SHAREHOLDERS......................................
DESCRIPTION OF SECURITIES.................................
LEGAL PROCEEDINGS.........................................
EXPERTS ..................................................
INDEMNIFICATION ..........................................
AVAILABLE INFORMATION. ...................................
FINANCIAL STATEMENTS......................................

      No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by Biocurex. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered in any jurisdiction to any person to whom it is unlawful to make an offer by means of this prospectus.

                                     PART II
                     Information Not Required in Prospectus

Item 24. Indemnification of Officers and Directors Texas Corporate Law and Biocurex's Certificate of Incorporation and Bylaws provide that Biocurex may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in our best interest.

Item 25. Other Expenses of Issuance and Distribution.

      The following table sets forth the costs and expenses payable by Biocurex in connection with the issuance and distribution of the securities being registered. No expenses will be borne by the selling stockholders.

         SEC Filing Fee                                      $      353
         Blue Sky Fees and Expenses                                 500
         Printing and Engraving Expenses                            500
         Legal Fees and Expenses                                 25,000
         Accounting Fees and Expenses                             5,000
         Miscellaneous Expenses                                   3,647
                                                              ---------
                  TOTAL                                         $35,000
                                                              =========

         All expenses other than the SEC filing fee are estimated.

Item 26. Recent Sales of Unregistered Securities.

     The Company did not pay any commissions with respect to the sale of the securities listed below.

Common Stock

      The following lists all shares issued by the Company since February 1, 2001. All per share amounts have been adjusted for a 13-for-1 forward split of the Company's common stock which was effective March 1, 2001.


                                                                                    Note
Name                       Date     Shares    Consideration                      Reference
----                     --------   -------   -------------                      ---------

Juan Pablo Moro          02/21/01   487,500   Shares of Lago-Star Trading, S.A.       A
Ricardo Javier Moro      02/21/01   487,500   Shares of Lago-Star Trading, S.A.       A
Rafael Moro              02/21/01   487,500   Shares of Lago-Star Trading, S.A.       A
Marie Isabel Moro        02/21/01   487,500   Shares of Lago- Star Trading, S.A.
Dr. Gerald Wittenberg    05/30/01   519,270   Conversion of note and accrued
                                              interest totaling $108,556              A
Stratosphere Intl.       05/30/01    37,431   Conversion of note and accrued
                                              interest totaling $74,862               A

                                                                                    Note
Name                       Date     Shares    Consideration                      Reference
----                     --------   -------   -------------                      ---------

Caymen Island Sec.       05/30/01    28,474   Conversion of note and accrued
                                              interest totaling $18,793               A
Geerd F.H. Meister       05/30/01    22,027   Conversion of note and accrued
                                              interest totaling $22,027               A
F. Servedio              05/30/01    96,741   Conversion of note and accrued
                                              interest totaling $211,605              A
432815 Ltd.              05/30/01    35,483   Conversion of note and accrued
                                              interest totaling $70,966               A
Bruce Chisholm           05/30/01    26,370   Conversion of note and accrued
                                              interest totaling $52,740               B
Allan Erlick             05/30/01    52,493   Conversion of note and accrued
                                              interest totaling $104,986              A
Dr. K. K. Ong            05/30/01   104,863   Conversion of note and accrued
                                              interest totaling $367,020              A
Nanlark Holdings Ltd.    05/30/01   155,106   Conversion of note and accrued
                                              interest totaling $310,212              A
J. Shear                 05/30/01   123,214   Conversion of note and accrued
                                              interest totaling $246,428              A
Wickham Int'l. Ltd.      05/30/01    26,178   Conversion of note and accrued
                                              interest totaling $52,356               A
Bruce Horton             05/30/01    35,607   Conversion of note and accrued
                                              interest totaling $71,214               A
Trade Tech Develop.      05/30/01    35,649   Conversion of note and accrued
                                              interest totaling $71,297               A
Festival Holdings        05/30/01    38,152   Conversion of note and accrued
                                              interest totaling $104,918              A
453863 BC Ltd.           05/30/01   104,726   Conversion of note and accrued
                                              interest totaling $209,452              A
Zalik Holdings           05/30/01    38,523   Conversion of note and accrued
                                              interest totaling $105,939              A
The Deutche Group        05/30/01    35,746   Conversion of note and accrued
                                              interest totaling $71,491               A
Eric Meyer               05/30/01    26,003   Conversion of note and accrued
                                              interest totaling $52,007               B
Ceocast                  10/01/01    11,000   Services rendered (investor
                                              relations)                              A
Bitazol, SA              10/09/01    52,000   $5,200                                  A
David and Margaret Segal 12/18/01    32,260   $3,226                                  A
Bitazol, SA              01/20/02   105,313   $78,985                                 A
Ansel Schwartz           04/01/02    77,149   Services rendered (legal services
                                              relating to patents)                    B
Ron Reece                05/17/02     7,400   Services rendered (media consultation)  B
Claudia Gazzo            12/05/02   500,000   Conversion of note in the principal
                                              amount of $50,000                       A
Alejandra Zableta        12/05/02   600,000   Conversion of note in the principal
                                              amount of $60,000                       A
Gabriel Pereyra          12/05/02    19,244   Settlement of debt in the amount
                                              of $8,315                               A
Silvana Gazzo            12/05/02    30,000   Settlement of debt in the amount
                                              of $22,810                              A
Gabriel Pereyra          12/05/02   300,000   Settlement of debt in the amount
                                              of $30,000                              A

                                                                                    Note
Name                       Date     Shares    Consideration                      Reference
----                     --------   -------   -------------                      ---------

Gabriel Pereyra          12/05/02    75,000   Settlement of debt in the amount
                                              of $7,500                               A
Gabriel DeCarlo          12/05/02   325,000   Settlement of debt in the amount
                                              of $32,500                              A
Wachusett Investment     12/05/02   180,000   Settlement of debt in the amount
                                              of $18,000                              A
Brett Salter             12/06/02 1,300,000   Services rendered (investor relations)  A
Valery Strongitharm       1/06/03   900,543   $63,038                                 A
Dr. Ricardo Moro          1/08/03   500,000   Settlement of debt in the amount
                                              of 35,000                               A
Dr. Ricardo Moro          1/08/03   250,000   Settlement of debt in the amount
                                              of 12,000                               A
Dr. Gerald Wittenberg     1/08/03   250,000   Settlement of debt in the amount
                                              of 12,000                               A
Antonia Bold-de-Haughton  1/14/03   150,000   Settlement of debt in the amount
                                              of $21,750                              A
Phil Gold                 1/17/03   150,000   Settlement of debt in the amount
                                              of $22,500                              A
Bryan M. Dear             1/17/03   250,000   Settlement of debt in the amount
                                              of $48,750                              A
D. Bruce Horton           1/17/03   250,000   Settlement of debt in the amount
                                              of $48,750                              A
Floyd Wandler             1/17/03    75,000   Settlement of debt in the amount
                                              of $12,750                              A
TGR Group LLC            10/22/03 1,000,000   Services rendered (investor relations)  B
Arnold Jacobs            12/24/03    50,000   $  10,500                               B
Michael Jacobs           12/24/03   238,095   $  50,000                               B
Michael Jacobs            1/20/04   100,000   $  19,000                               B
Janetta Tcherkassova      3/11/04    25,000   Services rendered (research)            A
Lars Rudolph              3/17/04   315,790   $  60,000                               A
Gabriel De Carlo          3/17/04   266,667   $  40,000                               A
Claudia Gazzo             3/26/04   266,667   $  40,000                               A
Michael Jacobs            3/29/04   100,000   $  15,000                               B
Valerie Strongitharm      6/16/04   628,571   $  44,000                               A
Lars Rudolph              6/29/04   105,263   $  20,000                               A
Silvana Gazzo             7/06/04   183,945   $  47,683                               A
Dr. James Birnbaum        7/20/04   500,000   $ 250,000                               B
Jan Notnaes               7/25/04    33,333   $  20,000                               A
Michael Jacobs            8/25/04   338,095   $  71,000                               B
Valerie Strongitharm      9/24/04   271,972   $  19,038                               A
Openworld S.A.           12/16/04   320,600   $ 150,682                               A
Bitazol, S.A.            12/24/04   302,996   $  19,520                               A
Wachucetts Investments   12/24/04   386,300   $  70,890                               A
Silvana Gazzo            12/27/04    20,000   Settlement of debt in the amount
                                              of $3,068                               A
Gabriel Pereyra          12/27/04    59,616   Settlement of debt in the amount
                                              of $9,145                               A
Marie Isabel Moro        01/24/05    92,094   $  32,892                               A
Florencia Boria          02/08/05   955,800   Conversion of note in the
                                              principal amount of $143,370            A
Arnold Jacobs            03/03/05    50,000   $  10,500                               B
Florencia Boria          04/28/05   682,714   $ 143,388                               A
Zalik Holdings Ltd.      06/01/05   110,000   $ 110,000                               A
284491 BC Ltd.           06/01/05    25,000   $  25,000                               A
Cedar Cove Inc.          05/17/05    25,000   $  25,000                               A


A. These shares were all issued to non-U.S. persons who reside outside of the United States. The negotiations and agreements relating to the issuance of these shares were made by Biocurex's officers (who were all Canadian citizens) from Biocurex's offices in British Columbia. The shares were restricted from resale in the public markets for a period of one year from the date of their issuance. During the one year period following the date of their issuance none of these shares were transferred. Any sales of these securities were made in accordance with Rule 144 of the Securities and Exchange Commission. Although these shares were not technically issued in accordance with Regulation S, these shares were nevertheless exempt from the registration requirements of the Securities Act of 1933 by virtue of Release 4708, which was the predecessor to Regulation S.

B. Biocurex relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 with respect to the issuance of these shares. The persons who acquired these shares were sophisticated investors. Each person had access to the same kind of information that would be available in a registration statement, including information available on the website maintained by the Securities and Exchange Commission. The persons who acquired these shares acquired the shares for their own accounts. The certificates representing the shares of common stock bear legends stating that the shares may not be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act of 1933, or pursuant to an applicable exemption from registration. The shares are "restricted" securities as defined in Rule 144 of the Securities and Exchange Commission.

Convertible Notes and Warrants

    Biocurex has sold convertible notes to private investors. The notes bear interest at 5% per year and are due and payable five years from the respective dates of the notes. The note holders also received warrants to purchase shares of Biocurex's common stock. The warrants expire at various dates prior to November 30, 2008. Each note may, at the option of the holder, be converted at any time into shares of Biocurex's common stock. The number of shares to be issued upon the conversion of any note is equal in number to the amount determined by dividing the principal amount to be converted by the Conversion Price. The Conversion Price was separately negotiated for each note and ranges between $0.05 and $0.23. The names of the holders of the notes, the amount purchased by each person, and the terms of the warrants issued to the note holders are shown below:

                                                         Warrants Acquired
                                       Principal Amount  Shares    Exercise
Date of Note   Note Holder                    of Note    Issuable   Price
------------   -----------             ---------------   -------  ------------
                                             ($)

Jan. 17, 2003  Bitazol, S.A.               11,655        145,683     $0.08
                                                         233,092 (2) $0.05

Feb. 25, 2003  Marie Isabel Moro           25,000         65,789     $0.38
                                                         108,695 (2) $0.25

Feb. 27, 2003  Florencia Borio             53,000 (1)    139,474     $0.38

Mar. 06, 2003  Silvana Gazzo               46,183        153,943     $0.30
                                                         256,571 (2) $0.20

                                                         Warrants Acquired
                                       Principal Amount  Shares    Exercise
Date of Note   Note Holder                    of Note    Issuable   Price
------------   -----------             ---------------   -------  ------------
                                             ($)

Mar. 14, 2003 Waschusetts Investments S.A. 61,890        206,300    $0.30
                                                         343,833 (2)$0.20

Mar. 24, 2003  Javier Moro                 81,871        272,903    $0.30
                                                         454,839 (2)$0.20

Mar. 27, 2003  Marie Isabel Moro            7,892         26,305    $0.30
                                                          43,842 (2)$0.20

April 11, 2003 Florencia Borio            143,370 (3)    682,714    $0.21
                                                         955,800 (2)$0.17

Oct. 10, 2003  Gabriel Pereya              65,070        541,666    $0.12
                                                         590,909 (2)$0.12

Nov. 11, 2003  Marie Isabel Moro           33,883        199,311    $0.17
                                                         211,768 (2)$0.18

      Biocurex relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 with respect to the sale of the notes and warrants. The persons who acquired these securities had access to the same kind of information that would be available in a registration statement, including information concerning Biocurex which is available on the website maintained by the Securities and Exchange Commission. The persons who acquired these securities acquired the securities for their own accounts. The shares, convertible notes, warrants and the shares issuable upon the conversion of the notes or the exercise of the warrants are "restricted" securities as defined in Rule 144 of the Securities and Exchange Commission.

(1) Note was repaid in April 2003.
(2) Warrants are only exercisable if note is converted.
(3) Note was converted into 955,800 shares of common stock in February 2005.


Warrants

      The following lists all other warrants issued by the Company since October 2001.

                                 Shares
Date of        Name of           Issuable     Exercise                   Note
 Issue      Warrant Holder      On Exercise     Price     Expiration   Reference
--------    --------------      -----------   --------    ----------   ---------

10/29/01     Bitazol S.A.             52,000        $1.25   10/30/03     A
12/18/01     D & M Segal              32,600        $1.25   12/31/03     B
12/18/01     Gerald Wittenberg       252,278        $0.05   12/31/06     A
01/20/02     Bitazol S.A.            105,313        $0.05   01-21-04     A
01/21/02     Michael Jacobs          100,000        $0.50   01-21-04     B
03/15/02     Sarnco Inc.             100,000        $0.50   03-15-05     A

                                 Shares
Date of        Name of           Issuable     Exercise                   Note
 Issue      Warrant Holder      On Exercise     Price     Expiration   Reference
--------    --------------      -----------   --------    ----------   ---------

03/15/02     Sarnco Inc.             100,000        $1.00   03-15-05     A
12/05/02     Claudia Gazzo           500,000        $0.10   12-05-05     A
12/05/02     Alejandra Zableta       600,000        $0.10   12-05-05     A
12/05/02     Gabriel Pereira          19,244        $0.05   12-05-05     A
12/05/02     Gabriel Pereira          75,000        $0.05   12-05-05     A
12/05/02     Gabriel Pereira         300,000        $0.05   12-05-05     A
12/05/02     Sylvana Gazzo            30,000        $0.05   12-05-05     A
12/05/02     Wachusetts Investments  180,000        $0.05   12-05-05     A
12/05/02     Gabriel de Carlo        325,000        $0.05   12-05-05     A
01/06/03     Valery Agnes Strongitharm900,543       $0.07   12-05-05     A
01/15/03     Gerald Wittenberg     1,275,000        $0.08   01-15-08     A
03/10/04     Gerard Viegas           250,000           (1)  05-10-04     A
03/17/04     Gabriel de Carlo        266,667        $0.15   03-31-07     A
03/17/04     Lars Rudolph            315,790        $0.19   03-31-09     A
03/26/04     Claudio Gazzo           266,667        $0.17   03-31-07     A
05/18/04     Arnold Jacobs            50,000        $0.21   11-25-06     B
05/18/04     Michael Jacobs          238,095        $0.21   11-25-06     B
05/18/05     Michael Jacobs          100,000        $0.21   01-20-07     B
07/20/04     James Birnbaum          500,000        $1.01   07-15-06     B
07/28/04     Jan Notnes               33,333        $1.04   07-31-06     A
12/16/04     Openworld S.A.          160,300        $0.70   12-19-06     A
06/01/05     Zalik Holdings Ltd.     110,000        $2.00   (2)          A
06/01/05     Zalik Holdings Ltd.     110,000        $3.25   (3)          A
06/01/05     284491 BC Ltd.           25,000        $2.00   (2)          A
06/01/05     284491 BC Ltd.           25,000        $3.25   (3)          A
05/17/05     Cedar Cove Inc.          25,000        $2.00   (2)          A
05/17/05     Cedar Cove Inc.          25,000        $3.25   (3)          A

(1) 10% discount from market price at time of exercise (2) Six months after the effective date of this registration statement (3) Twelve months after the effective date of this registration statement

A. These warrants were all issued to non-U.S. persons who reside outside of the United States. The negotiations and agreements relating to the issuance of these warrants were made by Biocurex's officers (who were all Canadian citizens) from Biocurex's offices in British Columbia. The warrants were restricted from resale in the public markets. None of these warrants were transferred. Although these warrants were not technically issued in accordance with Regulation S, these warrants were nevertheless exempt from the registration requirements of the Securities Act of 1933 by virtue of Release 4708, which was the predecessor to Regulation S.

B. Biocurex relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 with respect to the issuance of these warrants. The persons who acquired these warrants were sophisticated investors. Each person had access to the same kind of information that would be available in a registration statement, including information available on the website maintained by the Securities and Exchange Commission. The persons who acquired these warrants acquired the warrants for their own accounts.

Item 27. Exhibits

The following Exhibits are filed with this Registration Statement:

Exhibit
Number   Exhibit Name                   Page Number
-------  ------------                   -----------

3.1      Certificate of Incorporation   Incorporated by reference to Exhibit 3.1
                                        to Biocurex's Registration Statement on
                                        Form 10-SB.

3.2      Bylaws                         Incorporated by reference to Exhibit 3.2
                                        to Registration Statement on Form 10-SB.

4.1      Non-Qualified Stock Option     Incorporated by reference to Exhibit 4.1
         Plan                           of Biocurex's Registration Statement on
                                        Form S-8 (Commission File No. 333-
                                        103259).

4.2      Stock Bonus Plan               Incorporated by reference to Exhibit 4.2
                                        of Biocurex's Registration Statement on
                                        Form S-8 (Commission File No. 333-
                                        103529).

5        Opinion of Counsel
                                        ---------------------------------

10.1     Asset Purchase Agreement       Incorporated  by  reference to Exhibit
         relating to the acquisition    10.2 to the Company's report on Form 8-K
         of Lagostar Trading S.A.       dated February 20, 2001.

10.2     Asset Purchase Agreement with  Incorporated by reference to Exhibit
         Curex Technologies, Inc.       10.2 to Biocurex's report on From 10-KSB
                                        for the year ended December 31, 2001.

23.1     Consent of Attorneys
                                        ---------------------------------


23.2     Consent of Accountants                                *

*     Filed with Amendment No. 1 to Registration Statement.


Item 28. Undertakings

      The small business issuer will:

      (1) File, during any period in which offers or sells securities, a post-effective amendment to this Registration Statement to.

            (i) Include any Prospectus required by Section l0 (a)(3) of the Securities Act:

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act of l933 (the "Act") may be permitted to directors, officers and controlling persons of the Small Business Issuer pursuant to the foregoing provisions or otherwise, the Small Business Issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Small Business Issuer of expenses incurred or paid by a director, officer or controlling person of the Small Business Issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Small Business Issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of l933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Richmond, Province of British Columbia.

                                    WHISPERING OAKS INTERNATIONAL, INC.





Date: October 31, 2005               By:  /s/ Dr. Ricardo Moro-Vidal
                                         -------------------------------

                                         Dr. Ricardo Moro-Vidal, President and
                                         Chief Executive Officer



Date: October 31, 2005               By:  /s/ Dr. Gerald Wittenberg
                                         -------------------------------
                                         Dr. Gerald Wittenberg,
                                         Principal Financial Officer



         In accordance with the requirements of the Securities Act of l933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                            Title                    Date



/s/ Dr. Ricardo Moro-Vidal               Director          October 31, 2005
----------------------------------

Dr. Ricardo Moro-Vidal




/s/ Dr. Gerald Wittenberg                Director          October 31, 2005
----------------------------------

Dr. Gerald Wittenberg




/s/ Phil Gold                            Director          October 31, 2005
----------------------------------

Phil Gold

                       WHISPERING OAKS INTERNATIONAL, INC.

                                    FORM SB-2

                                 AMENDMENT NO. 2

                                    EXHIBITS